EXHIBIT 10.25






                              AMENDED AND RESTATED
                         CREDIT AGREEMENT PROVIDING FOR
                                        A
                                U.S. $120,000,000
                       REDUCING REVOLVING CREDIT FACILITY

                             TO BE MADE AVAILABLE TO
                              CHILES OFFSHORE INC.

                                   ARRANGED BY

                              FORTIS CAPITAL CORP.,

                                NEDSHIP BANK N.V.

                                       and
                               DEN NORSKE BANK ASA




                                December 7, 2000









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                                      INDEX
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                                                                                       PAGE
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
Section 1  DEFINITIONS...................................................................1

    1.1    Defined Terms.................................................................1
    1.2    Interpretation...............................................................15
    1.3    Accounting Terms.............................................................15

Section 2  REPRESENTATIONS AND WARRANTIES...............................................15

    2.1    Representation and Warranties................................................15
           (a)   Due Organization and Power.............................................16
           (b)   Authorization and Consents.............................................16
           (c)   Binding Obligations....................................................16
           (d)   No Violation...........................................................16
           (e)   Litigation.............................................................16
           (f)   No Default.............................................................16
           (g)   Units..................................................................16
           (h)   Insurance..............................................................17
           (i)   Financial Information..................................................17
           (j)   Tax Returns............................................................17
           (k)   ERISA..................................................................17
           (l)   Chief Executive Office.................................................17
           (m)   Foreign Trade Control Regulations......................................17
           (n)   Equity Ownership.......................................................18
           (o)   Environmental Matters and Claims.......................................18
           (p)   Survival...............................................................19

Section 3  ADVANCES AND ISSUANCES OF LETTERS OF CREDIT..................................19

    3.1    Advances.....................................................................19
           (a)   Purposes...............................................................19
           (b)   Making of the Advances.................................................19
           (c)   Maximum Number of Advances.............................................19
    3.2    Drawdown Notice..............................................................19
    3.3    Effect of Drawdown Notices...................................................20
    3.4    Notation of Advances.........................................................20
    3.5    Issuing the Letters of Credit................................................20
    3.6    Drawings under Letters of Credit.............................................20
    3.7    Reimbursement on Demand......................................................20
    3.8    Obligations Absolute.........................................................21
    3.9    Action in Respect of the Letters of Credit...................................21
    3.10      Indemnification...........................................................22
    3.11      Deemed Disbursements......................................................22
    3.12      L/C Participations........................................................23
    3.13      Lenders Not Required to Make Advances or Issue Letters of Credit..........24

Section 4  CONDITIONS...................................................................24


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    4.1    Conditions Precedent to Drawdown of the Initial Advance......................24
    4.2    Further Conditions Precedent.................................................27
    4.3    Breakfunding Costs...........................................................27
    4.4    Satisfaction after Drawdown..................................................27

Section 5  REPAYMENT, REDUCTION AND PREPAYMENT..........................................28

    5.1    Repayment....................................................................28
    5.2    Mandatory Permanent Reduction of Credit Facility.............................28
    5.3    Optional Permanent Reduction of Credit Facility..............................28
    5.4    Interest and Costs with Prepayments..........................................29

Section 6  INTEREST AND RATE............................................................29

    6.1    Applicable Rate; Default Rate................................................29
    6.2    Interest Periods.............................................................29
    6.3    Interest Payments............................................................29
    6.4    Payment on Banking Day.......................................................30
    6.5    Calculation of Interest......................................................30

Section 7  PAYMENTS.....................................................................30

    7.1    Place of Payments, No Set Off................................................30
    7.2    Proof of Withholding.........................................................30
    7.3    Tax Credits..................................................................31

Section 8  EVENTS OF DEFAULT............................................................31

    8.1    Events of Default............................................................31
           (a)   Non-Payment of Principal...............................................31
           (b)   Non-Payment of Interest or Other Amounts...............................31
           (c)   Representations........................................................31
           (d)   Mortgage...............................................................31
           (e)   Covenants..............................................................31
           (f)   Indebtedness...........................................................31
           (g)   Equity Ownership.......................................................32
           (h)   Bankruptcy.............................................................32
           (i)   Termination of Operations; Sale of Assets..............................32
           (j)   Judgments..............................................................32
           (k)   Inability to Pay Debts.................................................32
           (l)   Change in Control......................................................32
    8.2    Indemnification..............................................................33
    8.3    Application of Moneys........................................................33

Section 9  COVENANTS....................................................................34

    9.1    Covenants 34
           A.    Affirmative Covenants..................................................34
                 (i)      Performance of Agreements.....................................34
                 (ii)     Notice of Default, Etc........................................34
                 (iii)    Obtain Consents...............................................34
                 (iv)     Financial Information.........................................34


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                 (v) Existence..........................................................35
                 (vi)     Books and Records.............................................35
                 (vii)    Taxes and Assessments.........................................35
                 (viii)   Inspection....................................................35
                 (ix)     Compliance with Statutes, etc.................................35
                 (x) Environmental Matters..............................................36
                 (xi)     ERISA.........................................................36
                 (xii)    Delivery of Third Unit,  Fourth Unit or any Other Units.......36
                 (xiii)   Permanent Registration........................................37
                 (xiv)    Brokerage Commissions, etc....................................37
                 (xv)     Stock Listing.................................................37
                 (xvi)    Board of Directors............................................37
                 (xvii) SEACOR Ownership................................................37
                 (xviii)EBITDA to Interest Expense......................................37
                 (xix)    Liquid Assets.................................................37
                 (xx)     Consolidated Net Worth........................................37
                 (xxi)    Funded Debt to Total Capitalization Ratio.....................38
           B.    Negative Covenants.....................................................38
                 (i)      Liens.........................................................38
                 (ii)     Change in Business............................................39
                 (iii)    Sale or Pledge of Membership Interests........................39
                 (iv)     Sale of Assets................................................39
                 (v) Changes in Offices or Names........................................39
                 (vi)     Consolidation and Merger......................................39
                 (vii)    Limitation on Restricted Payments.............................39
                 (viii)   Charter-in Contracts..........................................39
                 (ix)     SEACOR Shares.................................................39
                 (x) Investments........................................................40
                 (xi)     Transactions with Affiliates..................................40
           C.    Guarantor Covenants....................................................40
                 (i)      Loans and Advances............................................40
                 (ii)     Guarantees, etc...............................................40
                 (iii)    Use of Corporate Funds........................................40
                 (iv)     Issuance of Membership Interests..............................40
    9.2    Unit Valuation...............................................................40
    9.3    Asset Maintenance............................................................40
    9.4    Reduction of Collateral......................................................41
    9.5    Inspection and Survey Reports................................................41

Section 10 ASSIGNMENT41


Section 11 ILLEGALITY, INCREASED COST, NON-AVAILABILITY, ETC............................42

    11.1      Illegality................................................................42
    11.2      Increased Costs...........................................................42
    11.3      Nonavailability of Funds..................................................43
    11.4      Lender's Certificate Conclusive...........................................43
    11.5      Compensation for Losses...................................................43


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Section 12 CURRENCY INDEMNITY...........................................................44

    12.1      Currency Conversion.......................................................44
    12.2      Change in Exchange Rate...................................................44
    12.3      Additional Debt Due.......................................................44
    12.4      Rate of Exchange..........................................................44

Section 13 FEES AND EXPENSES............................................................44

    13.1      Commitment Fee............................................................44
    13.2      Letter of Credit and Facing Fees and Related Charges......................44
    13.3      Other Fees................................................................45
    13.4      Expenses..................................................................45

Section 14 APPLICABLE LAW, JURISDICTION AND WAIVER......................................45

    14.1      APPLICABLE LAW............................................................45
    14.2      JURISDICTION..............................................................45
    14.3      WAIVER OF JURY TRIAL......................................................46

Section 15 THE AGENTS...................................................................46

    15.1      Agents....................................................................46
           (a)   Appointment of Agents..................................................46
           (b)   Appointment of Security Agent..........................................46
    15.2      Distribution of Payments..................................................47
    15.3      Holder of Interest in Note................................................47
    15.4      No Duty to Examine, Etc...................................................47
    15.5      Agents as Lenders.........................................................47
    15.6      Obligations of Agents.....................................................47
           (a)   Obligations of Agents..................................................47
           (b)   No Duty to Investigate.................................................47
    15.7      Discretion of Agents......................................................47
           (a)   Discretion of Agents...................................................47
           (b)   Instructions of Majority Lenders.......................................47
    15.8      Assumption re Event of Default............................................48
    15.9      No Liability of Agents or Lenders.........................................48
    15.10     Indemnification of Agents.................................................49
    15.11     Consultation with Counsel.................................................49
    15.12     Resignation of Administrative Agent.......................................49
    15.13     Representations of Lenders................................................49
    15.14     Notification of Event of Default..........................................49

Section 16 NOTICES AND DEMANDS..........................................................50

    16.1      Notices...................................................................50

Section 17 MISCELLANEOUS................................................................50

    17.1      Time of Essence...........................................................50
    17.2      Unenforceable, etc., Provisions - Effect..................................50
    17.3      References................................................................50
    17.4      Further Assurances........................................................50


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    17.5      Prior Agreements, Merger..................................................50
    17.6      Entire Agreement; Amendments..............................................51
    17.7      Indemnification...........................................................51
    17.8      Headings..................................................................51

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                                       v
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                      AMENDED AND RESTATED CREDIT AGREEMENT
                      -------------------------------------

                     THIS AMENDED AND RESTATED CREDIT AGREEMENT is made as of the 7th day of December, 2000 (this "Agreement"), by and among (1) CHILES OFFSHORE INC., a corporation organized under the laws of the State of Delaware with offices at 11200 Richmond Avenue, Suite 490, Houston, Texas 77082 (the "Borrower"), (2) FORTIS CAPITAL CORP. ("Fortis"), NEDSHIP BANK N.V. ("Nedship") and DEN NORSKE BANK ASA ("DnB"), as co-arrangers (the "Arrangers"), (3) the banks and financial institutions whose names and addresses are set out in
Schedule 1 (together, the "Lenders", each a "Lender"); (4) Nedship, as security agent and trustee (the "Security Agent") for the Lenders, and (5) Fortis, as facility agent (the "Facility Agent", and, together with the Security Agent, the "Agents") for the Lenders and amends and restates that certain Credit Agreement dated April 29, 1998, by and among Chiles Offshore LLC, a Delaware limited liability company, which limited liability company has been merged into the Borrower, Nedship (f/k/a Nederlandse Scheepshypotheek Bank N.V.) and Fortis (as successor-in-interest to MeesPierson Capital Corp.), as subsequently amended by amendment No. 1 dated as of December 9, 1999.

                                WITNESSETH THAT:
                                ---------------

Section 1  DEFINITIONS

1.1 Defined Terms. In this Agreement the words and expressions specified below shall, except where the context otherwise requires, have the meanings attributed to them below:

"Acceptable Accounting Firm"        means Arthur Andersen & Co. L.L.P., or such
                                    other recognized international accounting firm selected by the Borrower and approved by the Facility Agent, such approval not to be unreasonably withheld;

"Advance(s)"                        means any amount advanced to the Borrower
                                    hereunder or (as the context may require) the aggregate amount of all such advances for the time being outstanding;

"Affiliate"                         means with respect to any Person, any other
                                    Person directly or indirectly controlled by or under common control with such Person.
                                    For the purposes of this definition,
                                    "control" (including, with correlative
                                    meanings, the terms "controlled by" and
                                    "under common control with") as applied to any Person means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of that Person whether through ownership of voting securities or by contract or otherwise;

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"Agreement"                         means this Agreement, as the same shall be
                                    amended, modified or supplemented from time to time;

"Applicable Rate"                   means any rate of interest on the Advances
                                    from time to time applicable pursuant to
                                    Section 6.1;

"Assignment and Assumption
 Agreement(s)"                      means the Assignment and Assumption
                                    Agreement(s) executed pursuant to Section 10 substantially in the form set out in Exhibit
                                    9;

"Assignment Notices"                means (i) notices with respect to the
                                    Earnings Assignments substantially in the form set out in Exhibit 1 thereto; (ii) notices with respect to the Insurances
                                    Assignments substantially in the form set out in Exhibit 3 thereto, and (iii) notices with respect to the Construction Contract
                                    Assignments in the form set out in Exhibit 1 thereto;

"Assignments"                       means the Earnings Assignments, the
                                    Insurances Assignments and the Construction
                                    Contract Assignments;

"Banking Day(s)"                    means day(s) on which banks are open for the
                                    transaction of business in London, England, New York, New York and Rotterdam, The
                                    Netherlands;

"Board of Directors"                means the Board of Directors, any board
                                    committee or such other governing body
                                    charged with the management of the Borrower under its Certificate of Incorporation and/or bylaws;

"Builder"                           with respect to the Third Unit, means KEPPEL
                                    FELS, a Singapore company, with respect to the Fourth Unit, means AMFELS, Inc., a Texas corporation, and with respect to any Other
                                    Unit, means the applicable builder for such Other Unit;

"Change of Control"                 means (a) any "person" (as such term is used
                                    in Sections 13(d) and 14(d) of the Exchange
                                    Act) (other than SEACOR Offshore Rigs Inc.
                                    or its Affiliates) becomes the beneficial


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                                    owner (as defined in Rules 13d-3 and 13d-5
                                    under the Exchange Act), directly or
                                    indirectly, of more than 45% of the total voting power of the Borrower or (b) the Board of Directors of the Borrower ceases to consist of a majority of the existing directors as of the date of this Agreement or directors elected or nominated by such existing directors;

"Chiles Finance"                    means Chiles Offshore Finance Corp., a
                                    Delaware corporation;

"Classification Society"            shall mean a member of the International
                                    Association of Classification Societies with whom the Units are entered and who conducted periodic physical surveys and/or inspections of the Units;

"Code" means the Internal Revenue Code of 1986, as amended, and any successor statute and regulation promulgated thereunder;

"Collateral"                        means all property or other assets, real or
                                    personal, tangible or intangible, whether now owned or hereafter acquired in which the Security Agent for the benefit of the Creditors have been granted a security interest pursuant to a Security Document;

"Commitment(s)"                     means in relation to a Lender, the portion
                                    of the Credit Facility set out opposite its name on Schedule 1 or, as the case may be, in any relevant Assignment and Assumption
                                    Agreement, as reduced from time to time
                                    pursuant to the terms of this Agreement;

"Compliance Certificate"            means a certificate certifying the
                                    compliance by the Borrower with all of its covenants contained herein and showing the calculations thereof in reasonable detail, delivered by the Chief Financial Officer of the Borrower to the Agents from time to time pursuant to Section 9.1(A)(iv) in such form as the Facility Agent may agree;

"Consolidated Net Worth"            means, at any time, shareholders equity
                                    (excluding treasury stock) of the Borrower


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                                    on a consolidated basis determined in
                                    accordance with GAAP;

"Construction Contract
Assignments"                        means assignments in respect of
                                    the Construction Contracts in respect of the Third Unit or the Fourth Unit or any Other
                                    Unit to be executed by the relevant
                                    Guarantor in favor of the Security Agent pursuant to Section 4.1(d) substantially in the form of Exhibit 6;

"Construction Contracts"            means the contracts entered into with the
                                    Builders in respect of the construction of the Third Unit and/or the Fourth Unit and/or any Other Unit;

"Credit Facility"                   means the sums to be advanced by the Lenders
                                    to the Borrower pursuant to this Agreement, including amounts to be issued under any Letter of Credit, in an aggregate amount not to exceed at any one time outstanding One
                                    Hundred Twenty Million Dollars
                                    ($120,000,000), as such amount shall be
                                    reduced from time to time pursuant to this Agreement; provided however, that until a mortgage or a Construction
                                    Contract Assignment on the Third Unit or the Fourth Unit or any Other Unit has been duly executed by the relevant Guarantor in favor of the Security Agent, then such aggregate amount shall not exceed Eighty Million
                                    Dollars ($80,000,000);

"Credit Facility Balance"           means the Dollar amount of the Advances and
                                    the L/C Obligations at any relevant time then outstanding as reduced by payments pursuant to the terms of this Agreement;

"Credit Facility Period"            means the period from the date of this
                                    Agreement to the date on which all amounts owing under the Credit Facility and all other amounts owing to the Creditors pursuant to the Loan Documents become repayable and are repaid in full;


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"Creditors"                         means the Arrangers, the Agents and the
                                    Lenders;

"Default Rate"                      shall have the meaning ascribed thereto in
                                    Section 6.1;

"Disbursement Date"                 shall have the meaning ascribed thereto in
                                    Section 3.6;

"Dollars"                           and the sign "$" means the legal currency,
                                    at any relevant time hereunder, of the
                                    United States of America and, in relation to all payments hereunder, in same day funds settled through the New York Clearing House
                                    Interbank Payments System (or such other
                                    Dollar funds as may be determined by the Facility Agent to be customary for the settlement in New York City of banking transactions of the type herein involved);

"Drawdown Dates"                    means the dates, each being a Banking Day
                                    falling not later than the day immediately preceding the Maturity Date, upon which the Borrower has requested that an Advance be made available to the Borrower as provided in Section 3;

"Drawdown Notice"                   shall have the meaning ascribed thereto in
                                    Section 3.2;

"EBITDA" means, with respect to any Person for any period, operating income, plus depreciation, amortization and other non-cash operating charges, but excluding any gains or losses on vessel sales, any write down amounts or any impairment reserves;

"Earnings Assignments"              means the amended and restated assignments
                                    in respect of the earnings of the First Unit and the Second Unit and the assignments in respect of the earnings of each other Unit from any and all sources to be executed by the relevant Guarantor in favor of the Security Agent pursuant to Section 4.1(d) substantially in the form set out in Exhibit
                                    4;

"Environmental Affiliate"           means any person or entity, the liability of
                                    which for Environmental Claims any Security


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                                    Party or Subsidiary of any Security Party
                                    may have assumed by contract or operation of law;

"Environmental Approvals"           shall have the meaning ascribed thereto in
                                    Section 2.1(o);

"Environmental Claim(s)"            shall have the meaning ascribed thereto in
                                    Section 2.1(o);

"Environmental Laws"                shall have the meaning ascribed thereto in
                                    Section 2.1(o);

"ERISA"                             means the Employment Retirement Income
                                    Security Act of 1974, as amended;

"ERISA Affiliate"                   means a trade or business (whether or not
                                    incorporated) which is under common control with the Borrower within the meaning of Sections 414(b), (c), (m) or (o) of the
                                    Code;

"Events of Default"                 means any of the events set out in Section
                                    8.1;

"Exchange Act"                      shall mean the Securities and Exchange Act
                                    of 1934, as amended;

"Fee Letter"                        means the letter dated of even date herewith
                                    and entered into by and among the Borrower, the Agents and the Arrangers in respect of the fees referred to therein;

"First Unit"                        means the "Chiles Columbus", a LeTourneau
                                    designed Enhanced 116 class jackup rig with 350 foot water depth, built at AMFELS Inc.
                                    and registered in the name of the relevant
                                    Guarantor under Panamanian flag;

"FMV" with respect to a Unit, means fair market value as determined in accordance with
                                    Section 9.2;

"Fourth Unit"                       means the "Chiles New Rig", a KFELS Mod V
                                    "B" Class jackup rig with 350 water depth, to be built at AMFELS Inc., and anticipated to be delivered in the third quarter of 2002 and to be registered in the name of the


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                                    relevant owner under Panamanian flag or such
                                    other flag as may be approved by the
                                    Lenders;

"Funded Debt"                       shall mean on a consolidated basis for the
                                    Borrower (without duplication), the sum of
                                    (i) all Indebtedness of the Borrower (on a consolidated basis), (ii) all obligations to pay a specific purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations which in accordance with GAAP would be shown on the liability side of the balance sheet, (iii) all net obligations under Interest Rate Agreements, and (iv) all guarantees of non-consolidated entity obligations;

"GAAP"                              shall have the meaning ascribed thereto in
                                    Section 1.3;

"Guarantor(s)"                      means each of the companies listed in
                                    Schedule 2 as Guarantors and, if applicable, the company or companies which own or have contracted for the Third Unit and/or the Fourth Unit and/or any Other Unit;

"Guaranty"                          means the amended and restated guaranty to
                                    be executed by the Guarantors of the First
                                    Unit and the Second Unit and each other
                                    guaranty executed by each other Guarantor in respect of the obligations of the Borrower under this Agreement and under the Note in favor of the Security Agent pursuant to
                                    Section 4.l(d) substantially in the form set out in Exhibit 2;

"Indebtedness"                      means, with respect to any Person at any
                                    date of determination (without duplication),
                                    (i) all indebtedness of such Person for
                                    borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price


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
                                    is due more than six months after the date of placing such property in service or taking delivery thereof or the completion of such services, except trade payables, (v) all obligations on account of principal of such Person as lessee under capitalized leases, (vi) all indebtedness of other Persons secured by a lien on any asset of such Person, whether or not such indebtedness is assumed by such Person; provided, that the amount of such indebtedness shall be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such indebtedness, and (vii) all indebtedness of other Persons guaranteed by such Person to the extent such indebtedness is guaranteed by such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided, that the amount outstanding at any time of any indebtedness issued with original issue discount is the face amount of such indebtedness less the remaining unamortized portion of the original issue discount of such indebtedness at such time as determined in conformity with GAAP; and provided, further, that Indebtedness shall not include any liability for current or deferred federal, state, local or other taxes, or any trade payables;

"Indenture"                         means the Indenture executed by and among
                                    the Borrower, Chiles Finance, certain
                                    subsidiary guarantors therein described and the Trustee as trustee for certain noteholders in respect of the issuance by the Borrower of $110,000,000 of 10% Senior
                                    Notes due 2008;

"Initial Advance"                   means the first Advance made pursuant to
                                    Section 3.1(b);

"Insurances Assignments"            means the amended and restated assignments
                                    in respect of the insurances of the First
                                    Unit and the Second Unit and the assignments


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
                                    in respect of the insurances on each other
                                    Unit to be executed by the respective
                                    Guarantor owning same in favor of the
                                    Security Agent pursuant to Section 4.1(d) substantially in the form set out in Exhibit 5;

"Interest Expense"                  means for any period, all interest charges,
                                    including the interest component of
                                    capitalized leases;

"Interest Notice"                   means a notice to the Facility Agent
                                    specifying the duration of any relevant
                                    Interest Period;

"Interest Period(s)"                means period(s) of one, three or six months
                                    selected by the Borrower or, at the Lenders' option, such other period(s) as may be agreed; provided, however, that an Interest
                                    Period of one month may not be selected by the Borrower more than six (6) times in any calendar year; provided, further, that no Interest Period shall extend beyond the Maturity Date;

"Interest Rate Agreements"          means any interest rate protection
                                    agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect the Borrower or any of its Subsidiaries against fluctuations in interest rates to or under which the Borrower or any of its Subsidiaries is a party or a beneficiary on the date of this Agreement or becomes a party or a beneficiary hereafter;

"Investment"                        means any direct or indirect advance, loan
                                    or other extension of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of capital stock (or


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
                                    other equity interest), Indebtedness or
                                    other similar instruments;

"Issuance Date"                     shall have the meaning ascribed thereto in
                                    Section 3.5;

"Issuance Request"                  shall have the meaning ascribed thereto in
                                    Section 3.5;

"Issuing Lender"                    means DnB, in its capacity as issuer of any
                                    Letters of Credit, or any successors
                                    thereto;

"L/C Commitment"                    means the Issuing Lender's obligation to
                                    issue Letters of Credit for the account of the Borrower in an aggregate amount not to exceed Fifteen Million Dollars
                                    ($15,000,000);

"L/C Obligations"                   means, on any date, an amount equal to the
                                    sum of (i) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit, plus (ii) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations;

"L/C Participant"                   means the collective reference to all
                                    Lenders other than the Issuing Lender;

"Letter of Credit"                  means any stand-by letter of credit issued
                                    by the Issuing Lender pursuant to an
                                    Issuance Request for the account of the
                                    Borrower, in a form acceptable to the
                                    Issuing Lender; provided, that the aggregate amount available to be drawn under all such letters of credit shall not exceed the L/C
                                    Commitment;

"LIBOR" means the rate (rounded upward to the nearest 1/16th of one percent) for deposits of Dollars for a period equivalent to the relevant Interest Period at or about 11:00 a.m. (London time) on the second London Banking Day before the first day of such period as displayed on Telerate page 3750 (British Bankers' Association Interest Settlement Rates) (or such other page as may replace such page 3750 on such system or on any other system of the information vendor for the time being designated by the British Bankers' Association to calculate the BBA Interest Settlement Rate (as defined in the British Bankers' Association's Recommended Terms and Conditions ("BBAIRS" terms) dated August 1985)), provided that if on such date no such rate is so displayed for the relevant Interest Period, LIBOR for such period shall be the arithmetic mean (rounded upward if necessary to four decimal places) of the rates respectively quoted to the Facility Agent by each of the Reference Banks at the request of the Facility Agent as the offered rate for deposits of Dollars in an amount approximately equal to the amount in relation to which LIBOR is to be determined for a period equivalent to the relevant Interest Period to prime banks in the London Interbank Market at or about 11:00 a.m. (London time) on the second Banking Day before the first day of such period;

"Loan Documents"                    means this Agreement, the Note, each
                                    Guaranty, the Security Documents and all other agreements, documents or instruments delivered by any of the Security Parties in connection herewith or therewith, whether or not specifically mentioned herein or therein;

"Majority Lenders"                  means, in the event there are four or more
                                    Lenders, Lenders whose Commitments exceed
                                    66.67% of the total Commitments, and in the event there are three or fewer Lenders, all such Lenders;

"Management Committee"              means, with respect to each Guarantor, the
                                    board of managers, management committee or such other governing body charged with the management of each such Guarantor under its certificate of formation and/or operating agreement;

"Margin" means 1.5% per annum so long as less than one third of the total Commitments has been drawn upon; 1.75% per annum so long as less than two thirds but one third or more of the total Commitments has been drawn upon; and 2% per annum so long as two-thirds or more of the total Commitments has been drawn upon; provided, however, that in the event the Credit Facility is reduced pursuant to the terms hereof to Eighty Million Dollars ($80,000,000) less four (4) semi-annual reductions of Two Million Five Hundred Thousand Dollars ($2,500,000), commencing on the six month anniversary of the date hereof, followed by ten (10) semi-annual reductions of Three Million Nine Hundred Thousand Dollars ($3,900,000), with a final balloon reduction of Thirty One Million Dollars ($31,000,000) on the Maturity Date, then in such event, Margin means 1.5% per annum so long as less than 40% of the total Commitments has been drawn upon; 1.75% per annum so long as less than 80% but 40% or more of the total Commitments has been drawn upon, and 2% per annum so long as 80% or more of the total Commitments has been drawn upon. Notwithstanding anything to the contrary contained herein, the applicable Margin shall increase by .25% per annum five years from the date hereof;

"Master Option Agreement"           means that certain master option agreement
                                    dated April 6, 2000, among the Borrower,
                                    Keppel FELS and AMFELS Inc.;

"Material Adverse Effect"           shall mean a material adverse effect on (i)
                                    the ability of the Security Parties to
                                    perform their obligations to the Creditors under any Loan Documents or (ii) the business, property, assets, liabilities, operations, condition (financial or otherwise) or prospects of the Borrower and other Security Parties taken as a whole;

"Materials of Environmental
Concern"                            shall have the meaning ascribed thereto in
                                    Section 2.1(o);

"Maturity Date"                     means December ___, 2007;

"Mortgages"                         means the amended and restated first
                                    priority naval Panamanian mortgages on the First Unit and the Second Unit and the first priority naval Panamanian mortgages on each other Unit to be executed by the respective
                                    Guarantor which is the registered owner of such Unit in favor of the Security Agent pursuant to Section 4.1(d) substantially in the form set out in Exhibit 3;

"Note" means that certain amended and restated promissory note to be executed by the Borrower to the order of the Facility Agent pursuant to Section 4.1(c), to evidence the Advances substantially in the form set out in Exhibit 1;

"Other Units"                       means jackup rigs similar to the Third Unit
                                    and/or the Fourth Unit in type and value which shall have been approved by the Lenders;

"Person" means any individual, sole proprietorship, corporation, partnership (general or limited), limited liability company, business trust, bank, trust company, joint venture, association, joint stock company, trust or other unincorporated organization, whether or not a legal entity, or any government or agency or political subdivision thereof;

"Plan" means any employee benefit plan covered by Title IV of ERISA;

"Reference Banks"                   means the Lenders;

"Reimbursement Obligation"          shall have the meaning ascribed thereto in
                                    Section 3.8;

"Required Percentage"               shall have the meaning ascribed thereto in
                                    Section 9.3;

"SEACOR"                            means SEACOR SMIT Inc., a Delaware
                                    corporation;

"Second Unit"                       means the "Chiles Magellan", a LeTourneau
                                    designed Super 116 class jackup rig with 350 foot water depth, built at AMFELS Inc. and registered in the name of the relevant
                                    Guarantor under Panamanian flag;

"Security Documents"                means the Mortgages, the Assignments and any
                                    other documents that may be executed as
                                    security for the Credit Facility and the Borrower's obligations in connection therewith;

"Security Party(ies)"               means the Borrower and each of the
                                    Guarantors;

"Services Agreement"                means that certain management and services
                                    agreement dated as of February 27, 1998
                                    between the Borrower and SEACOR;

"Subsidiaries"                      is defined to mean, with respect to any
                                    Person, any business entity of which more than 50% of the outstanding voting stock, membership interests or other equity interests are owned directly or indirectly by such Person and one or more other
                                    Subsidiaries of such Person;

"Stated Amount"                     means the face amount of a Letter of Credit
                                    as such amount exists on the issuable date thereof;

"Taxes" means any present or future income or other taxes, levies, duties, charges, fees, deductions or withholdings of any nature now or hereafter imposed, levied, collected, withheld or assessed by any taxing authority whatsoever, except for taxes on or measured by the overall net income of any Lender imposed by its jurisdiction of incorporation or applicable lending office, the United States of America, the State or City of New York or any governmental subdivision or taxing authority of any thereof or by any other taxing authority having jurisdiction over such Lender (unless such jurisdiction is asserted by reason of the activities of the Borrower or any of the Subsidiaries);

"Third Unit"                        means the "Chiles Discovery", a KFELS Mod V
                                    "B" class jackup rig with 350 water depth, to be built at Keppel FELS in Singapore, and anticipated to be delivered in the second quarter of 2002 and to be registered in the name of the relevant Guarantor under Panamanian flag or such other flag as may be approved by the Lenders;

"Total Capitalization"              shall mean the sum of (i) Funded Debt, plus
                                    (ii) Consolidated Net Worth;

"Total Loss"                        shall have the meaning ascribed thereto in
                                    the Mortgages;

"Trustee"                           means U.S. Bank Trust National Association;
                                    and

"Units" means the First Unit, the Second Unit, the Third Unit, the Fourth Unit and any Other Units. 1.2 Interpretation. Words importing the singular number only shall include the plural and vice versa. Words importing persons shall include companies, firms, corporations, partnerships, unincorporated associations and their respective successors and assigns.

1.2 Interpretation. Words importing the singular number only shall include the plural and vice versa. Words importing persons shall include companies, firms, corporations, partnerships, unincorporated associations and their respective successors and assigns.

1.3 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles as in effect from time to time in the United States of America consistently applied ("GAAP") and all financial statements submitted pursuant to this Agreement shall be prepared in accordance with, and all financial data submitted pursuant hereto shall be derived from financial statements prepared in accordance with, GAAP.

Section 2  REPRESENTATIONS AND WARRANTIES

2.1 Representation and Warranties. In order to induce the Creditors to enter into this Agreement and to induce the Lenders to make the Credit Facility available, the Borrower hereby represents and warrants to the Creditors (which representations and warranties shall survive the execution and delivery of this Agreement and the Note and the drawdown of the Advances and the issuances of any Letters of Credit hereunder) that:

                     (a) Due Organization and Power. Each Security Party is duly formed and is validly existing in good standing under the laws of its jurisdiction of formation, has full power to carry on its business as now being conducted and to enter into and perform its obligations under the Loan Documents, and has complied with all statutory, regulatory and other requirements applicable to such business and such agreements;

                     (b) Authorization and Consents. All necessary corporate or limited liability company action, as the case may be, has been taken to authorize, and all necessary consents and authorities have been obtained and remain in full force and effect to permit, each Security Party to enter into and perform its obligations under the Loan Documents and, in the case of the Borrower, to borrow, service and repay the Advances and the Reimbursement Obligations and, as of the date of this Agreement, no further consents or authorities are necessary for the service and repayment of the Advances and the Reimbursement Obligations or any part thereof;

                     (c) Binding Obligations. The Loan Documents constitute or will, when executed and delivered, constitute the legal, valid and binding obligations of each Security Party as is a party thereto enforceable against such Security Party in accordance with their respective terms, except to the extent that such enforcement may be limited by equitable principles, principles of public policy or applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors' rights;

                     (d) No Violation. The execution and delivery of, and the performance of the provisions of, the Loan Documents to which it is to be a party by each Security Party do not contravene any applicable law or regulation existing at the date hereof or any contractual restriction binding on such Security Party or the certificate of incorporation or bylaws or the certificate of formation or operating agreement (or equivalent instruments) thereof;

                     (e) Litigation. Except as previously disclosed to the Lenders, no action, suit or proceeding is currently pending or threatened against any Security Party before any court, board of arbitration or administrative agency;

                     (f) No Default. No Security Party is in default under any material agreement by which it is bound, or is in default in respect of any material financial commitment or obligation;

                     (g) Units. The First Unit and the Second Unit or, in the case of the Third Unit, the Fourth Unit or any Other Unit upon delivery thereof to the applicable Guarantor:

                  (i) each of the Units will be in the sole and absolute ownership of the respective Guarantor as set forth in
                           Schedule 2 and duly registered in such Guarantor's name under Panamanian flag, unencumbered, save and except for the Mortgage recorded against her and as permitted by such Mortgage;

                  (ii) each Unit will be classed in the highest classification and rating for rigs of the same age and type with the respective classification society as set forth in Schedule 2 without any material outstanding recommendations affecting class;

                  (iii) each Unit will be operationally seaworthy and in every way fit for its intended service; and

                  (iv) each Unit will be insured in accordance with the provisions of the Mortgage thereagainst and the requirements thereof in respect of such insurances will have been complied with;

                     (h) Insurance. Each of the Security Parties has insured its properties and assets against such risks and in such amounts as are customary for companies engaged in similar businesses;

                     (i) Financial Information. Except as otherwise disclosed in writing to the Lenders on or prior to the date hereof, all financial statements, information and other data furnished by the Borrower to the Lenders are complete and correct, such financial statements have been prepared in accordance with GAAP and accurately and fairly present the financial condition of the parties covered thereby as of the respective dates thereof and the results of the operations thereof for the period or respective periods covered by such financial statements and since the date of the most recent of such statements, there has been no Material Adverse Effect and there are no contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate except as disclosed in such statements, information and data;

                     (j) Tax Returns. Each Security Party has filed all material tax returns required to be filed thereby and has paid all taxes payable thereby which have become due, other than those not yet delinquent or the nonpayment of which would not have a Material Adverse Effect on such Security Party and except for those taxes being contested in good faith and by appropriate proceedings or other acts and for which adequate reserves shall have been set aside on its books;

                     (k) ERISA. The execution and delivery of this Agreement and the consummation of the transactions hereunder will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code and no condition exists or event or transaction has occurred in connection with any Plan maintained or contributed to by any Security Party or any ERISA Affiliate resulting from the failure of any thereof to comply with ERISA insofar as ERISA applies thereto which is reasonably likely to result in such Security Party or any ERISA Affiliate incurring any liability, fine or penalty which individually or in the aggregate would have a Material Adverse Effect. Prior to the date hereof, the Borrower has delivered to the Facility Agent a list of all the employee benefit plans to which each Security Party or any ERISA Affiliate is a "party in interest" (within the meaning of Section 3(14) of ERISA) or a "disqualified person" (within the meaning of Section 4975(e)(2) of the Code);

                     (l) Chief Executive Office. The Borrower's chief executive office and chief place of business and the office in which the records relating to the earnings and other receivables of each Security Party are kept is, and will continue to be, located at 11200 Richmond Avenue, Suite 490, Houston, Texas 77082;

                     (m) Foreign Trade Control Regulations. None of the transactions contemplated herein will violate any of the provisions of the Foreign Assets Control Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 500, as amended), any of the provisions of the Cuban Assets Control Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 515, as amended), any of the provisions of the Libyan Assets Control Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 550, as amended), any of the provisions of the Iranian Transaction Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 560, as amended), any of the provisions of the Iraqi Sanctions Regulations (Title 31, Code of Federal Regulations, Chapter V, Part 575, as amended), any of the provisions of the Federal Republic of Yugoslavia (Serbia and Montenegro) and Bosnia-Serb controlled areas of Bosnia and Herzegovina Assets Control Regulations (Title 31, Code of Federal Regulations, Chapter V,
Part 585 as amended) or any of the provisions of the Regulations of the United States of America Governing Transactions in Foreign Shipping of Merchandise (Title 31, Code of Federal Regulations, Chapter V, Part 505, as amended);

                     (n) Equity Ownership. Each of the Guarantors is a wholly owned direct or indirect Subsidiary of the Borrower;

                     (o) Environmental Matters and Claims. (a) (i) The Borrower, each of its Subsidiaries and their Affiliates will, when required to operate their business as then being conducted, be in compliance with all applicable United States federal and state, local, foreign and international laws, regulations, conventions and agreements relating to pollution prevention or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, navigable waters, waters of the contiguous zone, ocean waters and international waters), including, without limitation, laws, regulations, conventions and agreements relating to (1) emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous materials, oil, hazardous substances, petroleum and petroleum products and by-products ("Materials of Environmental Concern"), or (2) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern ("Environmental Laws") where the failure to so comply could reasonably be expected to have a Material Adverse Effect; (ii) the Borrower, each of its Subsidiaries and their Affiliates will, when required, have all permits, licenses, approvals, rulings, variances, exemptions, clearances, consents or other authorizations required under applicable Environmental Laws ("Environmental Approvals") and will, when required, be in compliance with all Environmental Approvals required to operate their business as then being conducted if the failure to so hold or be in compliance could reasonably be expected to have a Material Adverse Effect; (iii) none of the Borrower, any Subsidiary nor any Affiliate thereof has received any notice of any claim, action, cause of action, investigation or demand by any person, entity, enterprise or government, or any political subdivision, intergovernmental body or agency, department or instrumentality thereof, alleging potential liability for, or a requirement to incur, material investigatory costs, cleanup costs, response and/or remedial costs (whether incurred by a governmental entity or otherwise), natural resources damages, property damages, personal injuries, attorneys' fees and expenses, or fines or penalties, in each case arising out of, based on or resulting from (1) the presence, or release or threat of release into the environment, of any Materials of Environmental Concern at any location, whether or not owned by such person, or (2) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or Environmental Approval ("Environmental Claim") (other than Environmental Claims that have been fully and finally adjudicated or otherwise determined and all fines, penalties and other costs, if any, payable by the Security Parties in respect thereof have been paid in full or which are fully covered by insurance (including permitted deductibles)) which, if adversely determined to the Borrower or any Environmental Affiliate, could reasonably be expected to have a Material Adverse Effect; and (iv) there are no circumstances that may prevent or interfere with such full compliance in the future; and (b) except as heretofore disclosed in writing to the Agent there is no Environmental Claim pending or threatened against the Borrower, any Subsidiary or any Affiliate thereof and there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Materials of Environmental Concern, that could form the basis of any Environmental Claim against such persons the adverse disposition of which may result in a Material Adverse Effect; and

                     (p) Survival. All representations, covenants and warranties made herein and in any certificate or other document delivered pursuant hereto or in connection herewith shall survive the making of the Advances, the issuance of any Letters of Credit and the drawings thereunder and the issuance of the Note to be issued by the Borrower hereunder.

Section 3  ADVANCES AND ISSUANCES OF LETTERS OF CREDIT
           -------------------------------------------

3.1        Advances.

                     (a) Purposes. The Lenders shall make the Advances available to the Borrower and issue Letters of Credit for the purpose of (i) refinancing certain indebtedness of the Borrower with respect to the First Unit and the Second Unit, (ii) the refinancing of the existing financing for the Third Unit,
(iii) the partial financing of the construction cost of the Fourth Unit, (iv) the financing of the construction cost of any Other Units, and (v) for general corporate purposes.

                     (b) Making of the Advances. Each of the Lenders, relying upon each of the representations and warranties set out in Section 2, hereby severally and not jointly agrees with the Borrower that, subject to and upon the terms of this Agreement, it will on the Drawdown Dates, make the Advances available through the Facility Agent to the Borrower in an aggregate amount not to exceed its Commitment ratably with the other Lenders according to their respective Commitments. The maximum aggregate amount of all Advances, together with all L/C Obligations, which may be outstanding at any time under this Agreement is the aggregate amount of the Credit Facility, as may be reduced pursuant to Sections 5.2, 5.3, 9.3 and 9.4. All Advances shall be in a minimum amount of Two Million Dollars ($2,000,000) and in multiples of One Million Dollars ($1,000,000) thereof.

                     (c) Maximum Number of Advances. The maximum number of Advances that may be outstanding at any time under this Agreement shall be six (6).

3.2 Drawdown Notice. The Borrower shall, at least four (4) Banking Days before a Drawdown Date, serve a notice (a "Drawdown Notice") substantially in the form of
Exhibit 7 on the Facility Agent which notice shall (a) be in writing addressed to the Facility Agent, (b) be effective on receipt by the Facility Agent, (c) specify the amount of the Advance to be drawn, (d) specify the Banking Day on which the Advance is to be drawn and the initial Interest Period for such Advance, (e) specify the purpose(s) of each Advance, (f) specify the disbursement instructions and (g) be irrevocable.

3.3 Effect of Drawdown Notices. Each Drawdown Notice shall be deemed to constitute a warranty by the Borrower (a) that the representations and warranties stated in Section 2 (updated mutatis mutandis) are true and correct on and as of the date of such Drawdown Notice and will be true and correct on and as of the relevant Drawdown Date as if made on such date, (b) that after giving effect to the borrowing made pursuant to such Drawdown Notice, the Credit Facility Balance shall not exceed the maximum amount then available hereunder pursuant to the terms hereof and (c) that no Event of Default nor any event which with the giving of notice or lapse of time or both would constitute an Event of Default has occurred and is continuing.

3.4 Notation of Advances. Each Advance made by the Lenders to the Borrower may be evidenced by a notation of the same made by the Facility Agent on the grid attached to the Note, which notation, absent manifest error, shall be prima facie evidence of the amount of the relevant Advance.

3.5 Issuing the Letters of Credit. Not later than 11:00 a.m., New York time, on the fourth Banking Day prior to the date of a requested issuance of a Letter of Credit (an "Issuance Date"), the Borrower may, by delivery to the Issuing Lender of an issuance request ("Issuance Request") substantially in the form of Exhibit 8 specifying (i) the Issuance Date, (ii) the Stated Amount of the Letter of Credit, (iii) the stated expiration date thereof not to exceed one year, but in no event later than the Maturity Date (the "Stated Expiration Date"), it being expressly agreed that unless the Issuing Lender otherwise agrees no Letter of Credit shall contain a provision for the automatic renewal or extension thereof,
(iv) the beneficiary of such Letter of Credit, and (v) the terms and conditions, if any, required for draws thereunder, request that the Issuing Lender issue, or extend the Stated Expiration Date of, a Letter of Credit. Each Issuance Request shall be revocable until 10:00 a.m., New York time, on the proposed Issuance Date, at which time it shall become irrevocable. On the Issuance Date and upon fulfillment of the applicable conditions set forth in Section 4, the Letter of Credit shall be issued in accordance with such terms. Notwithstanding anything to the contrary contained herein, the Issuing Lender shall have no obligation to issue a Letter of Credit (i) if, after giving effect to such issuance, the L/C Obligations would exceed the L/C Commitment, or (ii) after the Maturity Date.

3.6 Drawings under Letters of Credit. In the event that there occurs one or more drawings under any Letter of Credit, and such drawing(s) accord with the terms and conditions, if any, thereof, the Issuing Lender shall, not later than 12:30 p.m., New York time, on the Banking Day on which such drawing is required to be honored pursuant to such Letter of Credit (the "Disbursement Date"), make available to the beneficiary under such Letter of Credit, in same day funds, the amount of such drawing.

3.7 Reimbursement on Demand. On (or promptly after) each Disbursement Date, the Issuing Lender shall notify the Borrower of a drawing under a Letter of Credit, and the Issuing Lender will promptly thereafter furnish to the Borrower copies of (i) each draft drawn under such Letter of Credit, and (ii) each certificate and each other document (if any) accompanying any such draft. The Borrower will, as reimbursement for such payment by the Issuing Lender, either (i) immediately and unconditionally repay the amount drawn under a Letter of Credit to the Issuing Lender, or (ii) if the Borrower does not effect such repayment by 5:00 p.m., New York time, on the Disbursement Date, the amount drawn under such Letter of Credit shall automatically convert into an Advance (without regard to the minimum prior notice provisions of Section 3.2) on the following day, provided that no Event of Default shall have occurred and be continuing as of the Disbursement Date and such conversion will comply with the provisions of
Section 3.1. If, however, an Event of Default shall have occurred and be continuing as of the Disbursement Date or such conversion would not comply with the provisions of Section 3.1, the amount drawn under such Letter of Credit shall not convert into an Advance and, instead, shall be immediately due and payable hereunder, as of the Disbursement Date.

3.8 Obligations Absolute. The obligation of the Borrower to reimburse the Issuing Lender with respect to each payment under each Letter of Credit (its "Reimbursement Obligation") shall, to the extent permitted by applicable New York law, be unconditional and irrevocable, and shall to such extent be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

                     (a) any lack of validity or enforceability of any Letter of Credit or any related contract, instrument or other agreement in support of which the Letter of Credit has been issued (collectively referred to as a "Contract");

                     (b) any amendment or waiver of or any consent to departure from all or any of the Letters of Credit or any Contract in each case agreed to by the Borrower;

                     (c) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against any beneficiary of any Letter of Credit (or any Person for whom any such beneficiary may be acting), the Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or in such Letter of Credit or any Contract or any unrelated transaction;

                     (d) any certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent or insufficient in any respect or any statement therein being untrue or inaccurate in any respect due to circumstances not known to the Issuing Lender; or

                     (e) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing;

provided, however, that such circumstances do not result directly from the negligence, willful misconduct or bad faith of the Issuing Lender.

3.9 Action in Respect of the Letters of Credit. To the extent permitted by applicable New York law, the Borrower assumes all risks of the acts or omissions of the beneficiaries under the Letters of Credit with respect to their use of the Letters of Credit. Neither the Issuing Lender nor any of their officers, employees, agents or directors shall be liable or responsible for:

                     (a) the use which may be made of any Letter of Credit;

                     (b) the form, sufficiency, accuracy or genuineness of certificates or other documents delivered under or in connection with any Letter of Credit, even if such certificates or other documents should prove to be insufficient, fraudulent or forged;

                     (c) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telex, telecopy, telegraph, wireless or otherwise; or

                     (d) errors in translation or for errors in interpretation of technical terms;

provided, however, that such circumstances do not result directly from the negligence, willful misconduct or bad faith of the Issuing Lender. The Issuing Lender may accept certificates or other documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary. In furtherance and not in limitation of the foregoing provisions, the Borrower agrees that, except for the Issuing Lender's negligence, willful misconduct or bad faith, and except as otherwise required by applicable New York law, any action, inaction or omission taken or suffered by the Issuing Lender in good faith in connection with any Letter of Credit, or the relative drafts, certificates or other documents, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

3.10 Indemnification. The Borrower hereby indemnifies, exonerates and holds free and harmless the Issuing Lender and each of its officers, directors, employees and agents (collectively, the "Indemnified Parties") from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities") incurred by the Indemnified Parties or any of them by reason of or in connection with the execution and delivery of, or payment or failure to make payment under, any Letter of Credit; provided, however, that the Borrower shall not be required to indemnify any Indemnified Party pursuant to this Section for any Indemnified Liabilities to the extent caused by (i) such Indemnified Party's negligence, willful misconduct or bad faith in determining whether documents presented under any Letter of Credit comply with the terms of such Letter of Credit or (ii) the Issuing Lender's negligence, willful misconduct or bad faith in failing to make lawful payment under any Letter of Credit after presentation to it by a beneficiary of a draft and certificate strictly complying with the terms and conditions of such Letter of Credit. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

3.11 Deemed Disbursements. Upon the occurrence and during the continuation of an Event of Default of the nature set forth in Section 8.1(h) or (k) or any other Event of Default and upon notification by the Issuing Lender to the Borrower of its obligations under this Section, the Borrower shall be immediately obligated to deliver to the Issuing Lender cash collateral for the Issuing Lender's unfunded obligations under all issued and outstanding Letters of Credit in an amount equal to the then aggregate amount of each Letter of Credit which is undrawn and available under all issued and outstanding Letters of Credit. Any amounts so payable by the Borrower pursuant to this Section shall be deposited in immediately available funds in an interest bearing collateral account maintained with the Issuing Lender, and held as collateral security for the Reimbursement Obligations. At such time when all Events of Default shall have been cured or waived, the Issuing Lender shall return to the Borrower all amounts then on deposit with the Issuing Lender pursuant to this Section which have not been applied towards satisfaction of all amounts owing to the Issuing Lender.

3.12       L/C Participations.
           ------------------

                     (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Commitment percentage of the amount of such draft, or any part thereof, which is not so reimbursed and whether or not such amount is converted into an Advance pursuant to Section 3.7.

                     (b) Upon becoming aware of any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.12(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit, the Issuing Lender shall notify each L/C Participant in writing of the amount and due date of such required payment and such L/C Participant shall pay to the Issuing Lender the amount specified on the applicable due date. If any such amount is paid to the Issuing Lender after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times
(ii) the daily average federal funds rate as determined by the Issuing Lender during the period from and including the date such payment is due to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapsed during such period and the denominator of which is 360. A certificate of the Issuing Lender with respect to any amounts owing under this Section 3.12(b) shall be conclusive in the absence of manifest error. With respect to payment to the Issuing Lender of the unreimbursed amounts described in this Section 3.12(b), if the L/C Participants receive written notice that any such payment is due (A) prior to 1:00 p.m. (New York time) on any Banking Day, such payment shall be due that Banking Day, and (B) after 1:00 p.m. (New York time) on any Banking Day, such payment shall be due on the following Banking Day.

                     (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its Commitment percentage of such payment in accordance with this Section 3.12, the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise), or any payment of interest on account thereof, the Issuing Lender will promptly distribute to such L/C Participant its pro rata share thereof; provided, that in the event any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

3.13 Lenders Not Required to Make Advances or Issue Letters of Credit. Notwithstanding anything to the contrary contained herein, neither the Lenders nor the Issuing Lender shall be obligated in any manner to make any Advance or issue any Letter of Credit in a principal amount which together with the aggregate principal amount of all Advances outstanding and all L/C Obligations on the proposed date of making such Advance or issuance of a Letter of Credit, would exceed the Credit Facility.

Section 4  CONDITIONS

4.1 Conditions Precedent to Drawdown of the Initial Advance. The obligation of the Lenders to make the Initial Advance available to the Borrower and/or issue a Letter of Credit (if the Initial Advance has not yet been made) under this Agreement shall be expressly subject to the following conditions precedent:

                     (a) the Facility Agent shall have received the following documents in form and substance satisfactory to the Arrangers and their legal advisor:

                  (i) copies, certified as true and complete by an officer of the Borrower, of the resolutions of the Board of Directors of the Borrower evidencing approval of this Agreement, the Note and the other Loan Documents to which it is a party and authorizing an appropriate officer or officers or attorney-in-fact or attorneys-in-fact to execute the same on its behalf, or other evidence of such approvals and authorizations;

                  (ii) copies, certified as true and complete by an officer of each Security Party (other than the Borrower), of the resolutions of the Management Committee and member(s) thereof evidencing approval of the Guaranty and those Loan Documents to which it is to be a party and authorizing an appropriate officer or officers or attorney-in-fact or attorneys-in-fact to execute the same on its behalf, or other evidence of such approvals and authorizations;

                  (iii) copies, certified as true and complete by an officer of the Borrower, of all documents evidencing any other necessary action (including actions by such parties thereto other than the Borrower as may be required by the Arrangers), approvals or consents with respect to the Loan Documents;

                  (iv) copies, certified as true and complete by an officer of the respective Security Party of the certificate of incorporation and bylaws or the certificate of formation and operating agreement (or equivalent instruments) thereof;

                  (v) certificate of the Secretary of the Borrower certifying that it legally and beneficially owns, directly or indirectly, all of the issued and outstanding membership interests of each of the other Security Parties and that such membership interests are free and clear of any liens, claims, pledges or other encumbrances whatsoever;

                  (vi) certificate of the Secretary of each Security Party (other than the Borrower) certifying as to the record ownership of all of its issued and outstanding membership interests; and

                  (vii) certificates of the jurisdiction of formation of each Security Party as to the good standing thereof.

                     (b) the Facility Agent shall have received evidence satisfactory to the Arrangers and their legal advisor that:

                  (i) the First Unit and the Second Unit are in the sole and absolute ownership of the relevant Guarantor as set forth in Schedule 2 and duly provisionally registered in such Guarantor's name under Panamanian flag, unencumbered, save and except for the Mortgage recorded against it and as permitted by such Mortgage;

                  (ii) the First Unit and the Second Unit are classed in the highest classification and rating for rigs of the same age and type with the respective classification society as set forth in Schedule 2 without any outstanding recommendations affecting class;

                  (iii) the First Unit and the Second Unit shall have been delivered (or due provision reasonably acceptable to the Arrangers shall have been made therefor) to the respective Guarantor set forth on Schedule 2and such Unit is operationally seaworthy and in every way fit for its intended service; and

                  (iv) the First Unit and the Second Unit are insured in accordance with the provisions of the Mortgage on it and the requirements thereof in respect of such insurances have been complied with;

                     (c) the Borrower shall have duly executed and delivered this Agreement and the Note;

                     (d) the Guarantors owning the First Unit and the Second Unit shall each have duly executed and delivered and, if an Advance or Letter of Credit is requested which would cause the aggregate amounts of all outstanding Advances and L/C Obligations to exceed Eighty Million Dollars ($80,000,000) less any reduction to the Credit Facility pursuant to Section 5, the Guarantors owning or having contracted for the Third Unit, the Fourth Unit or any Other Unit shall each have duly executed and delivered:

                  (i)      its Guaranty;

                  (ii) the Mortgage over its Unit or the Construction Contract Assignment, as applicable;

                  (iii)    an Insurances Assignment with respect to its Unit;

                  (iv)     an Earnings Assignment with respect to its Unit;

                  (v) its Assignment Notices (provided that neither the Security Agent nor any Lender shall deliver an Assignment Notice to any operator of the Unit or any charterer thereof for a period of twelve (12) months or less unless an Event of Default has occurred and is continuing hereunder); and

                  (vi) Uniform Commercial Code Financing Statements for filing with the State of Texas and Harris County, Texas and in such other jurisdictions as the Security Agent may reasonably require;

                     (e) the Facility Agent shall have received an appraisal, in form and substance satisfactory to the Arrangers, from an independent appraiser acceptable to the Arrangers as to the current market value (charter free) of the First Unit and the Second Unit, which appraisal shall be dated no earlier than thirty (30) days prior to the date hereof;

                     (f) the Facility Agent shall have received a certificate of an officer of each Guarantor confirming the representations and warranties with respect to solvency set forth in its Guaranty and containing conclusions as to the solvency of such Guarantor;

                     (g) the Arrangers shall be satisfied that neither the Borrower nor any of its Subsidiaries is subject to any Environmental Claim which could have a Material Adverse Effect;

                     (h) the Facility Agent shall have received payment in full of all fees and expenses due to the Agents, the Arrangers and the Lenders under
Section 13 and the Fee Letter;

                     (i) each Security Party shall have established an operating account with the Security Agent into which assigned moneys are to be paid;

                     (j) the Facility Agent shall have received evidence satisfactory to the Arrangers and to their legal advisor that, save for the liens created by the Mortgages and the Assignments, there are no liens, charges or encumbrances of any kind whatsoever on any of the Units or on their respective earnings except as permitted hereby or by any of the Security Documents;

                     (k) the Facility Agent shall have received legal opinions addressed to the Creditors from (i) Watson, Farley & Williams, counsel for the Security Parties, and (ii) Seward & Kissel LLP, special counsel to the Creditors, in each case in such form as the Arrangers may require, as well as such other legal opinions as the Arrangers shall have required as to all or any matters under the laws of the United States of America, the State of Delaware, the State of New York, the State of Texas and the Republic of Panama covering the representations and conditions which are the subjects of Sections 2 and 4.1;

                     (l) the Borrower shall have completed an initial public offering, the proceeds of which have been used to reduce the Borrower's outstanding debt;

                     (m) the Borrower shall have retired the outstanding notes under the Indenture, except that the Borrower shall be permitted to have up to $125,000 outstanding under the Indenture;

                     (n) the Borrower shall have provided the Lenders with copies of all relevant third party financing agreements, with such agreements being in form and substance satisfactory to the Lenders; and

                     (o) there having been no Material Adverse Effect since the date hereof.

4.2 Further Conditions Precedent. The obligation of the Lenders to make any Advance available to the Borrower under this Agreement or to issue any Letter of Credit shall be expressly and separately subject to the following further conditions precedent on the relevant Drawdown Date or Issuance Date, as the case may be:

                     (a) the Facility Agent having received a Drawdown Notice or Issuance Request, as the case may be, in accordance with the terms of Section
3.2 or Section 3.5;

                     (b) the representations stated in Section 2 (updated mutatis mutandis to such date) being true and correct as if made on and as of that date;

                     (c) no Event of Default having occurred and being continuing and no event having occurred and being continuing which, with the giving of notice or lapse of time, or both, would constitute an Event of Default; and

                     (d) the Arrangers being satisfied that no change in any applicable laws, regulations, rules or in the interpretation thereof shall have occurred which make it unlawful for any Security Party to make any payment as required under the terms of the Loan Documents.

4.3 Breakfunding Costs. In the event that, on any date specified for the making of an Advance in any Drawdown Notice, the Lenders shall not be obliged under this Agreement to make such Advance available under this Agreement, the Borrower shall indemnify and hold the Lenders fully harmless against any losses which the Lenders (or any thereof) may sustain as a result of borrowing or agreeing to borrow funds to meet the drawdown requirement of such Drawdown Notice and the certificate of the relevant Lender or Lenders shall, absent manifest error, be conclusive and binding on the Borrower as to the extent of any such losses.

4.4 Satisfaction after Drawdown. Without prejudice to any of the other terms and conditions of this Agreement, in the event the Lenders, in their sole discretion, advance any Advance or the Issuing Lender issues any Letter of Credit prior to the satisfaction of all or any of the conditions referred to elsewhere in Sections 4.1 or 4.2, the Borrower hereby covenants and undertakes to satisfy or procure the satisfaction of such condition or conditions within fourteen (14) days after the relevant Drawdown Date (or such longer period as the Lenders, or the Facility Agent, as the case may be, in their sole discretion, may agree).

Section 5  REPAYMENT, REDUCTION AND PREPAYMENT

5.1 Repayment. The Borrower shall repay all outstanding Advances (subject to such reduction and prepayments as hereinafter set forth) on the Maturity Date.

5.2 Mandatory Permanent Reduction of Credit Facility.

                     (a) The Credit Facility shall be permanently reduced in four (4) semi-annual reductions of Six Million Dollars ($6,000,000) commencing on the six month anniversary of the date hereof, followed by ten (10) semi-annual reductions of Four Million Two Hundred Fifty Thousand Dollars ($4,250,000), with a final balloon reduction of Fifty Three Million Five Hundred Thousand Dollars ($53,500,000) on the Maturity Date.

                     (b) In the event that the Third Unit, the Fourth Unit or any Other Units are not mortgaged to the Security Agent or the Security Agent does not receive the Construction Contract Assignments pursuant to Section 4.1(d) within two (2) years of the date hereof, the Credit Facility shall be reduced to Seventy Million Dollars ($70,000,000) and the Credit Facility shall thereafter be permanently reduced in ten (10) semi-annual reductions of Three Million Nine Hundred Thousand Dollars ($3,900,000), with a final balloon reduction of Thirty One Million Dollars ($31,000,000) on the Maturity Date.

                     (c) The Borrower shall, on each date when any reduction in the Credit Facility shall become effective pursuant to this Section 5.2, make a mandatory prepayment of all Advances (or pay over to the Facility Agent to apply to Advances or Reimbursement Obligations) equal to the excess, if any, of (i) the sum of (x) the outstanding principal amount of the Advances plus (y) all L/C Obligations at such date over (ii) the Credit Facility as so reduced.

5.3 Optional Permanent Reduction of Credit Facility.

                     (a) The Borrower may within two (2) years from the date hereof elect to permanently reduce the Credit Facility to Eighty Million Dollars ($80,000,000), provided, that in such event, the Credit Facility shall thereafter be permanently reduced in four (4) semi-annual reductions of Two Million Five Hundred Thousand Dollars ($2,500,000), commencing on the six month anniversary of the date hereof, followed by ten (10) semi-annual reductions of Three Million Nine Hundred Thousand Dollars ($3,900,000), with a final balloon reduction of Thirty One Million Dollars ($31,000,000) on the Maturity Date. In such event, the Lenders hereby agree to release the assignment of the relevant Construction Contract on the Third Unit, the Fourth Unit or any Other Unit if already pledged to the Security Agent.

                     (b) Once the Credit Facility has been reduced to less than Eighty Million Dollars ($80,000,000), the Borrower shall have the right, at any time and from time to time, to request, without penalty, a permanent reduction in the Credit Facility, provided (a) that the Facility Agent receives five (5) Banking Days prior written notice of such request and (b) in the case of drawn amounts under the Credit Facility, that such requested reduction occurs on the last day of the applicable Interest Period(s). Each such partial permanent reduction shall be equal to or shall exceed One Million Dollars ($1,000,000) and multiples of One Million Dollars ($1,000,000) thereof. Such reductions shall be applied to reduce the amount available under the Credit Facility and will be applied to the balloon, and break funding costs, if any, shall be for the account of the Borrower.

                     (c) The Borrower shall, on each date when any reduction in the Credit Facility shall become effective pursuant to this Section 5.3, make a mandatory prepayment of all Advances (or pay an amount to the Facility Agent to apply to Advances or Reimbursement Obligations) equal to the excess, if any, of
(i) the sum of (x) the outstanding principal amount of the Advances plus (y) all L/C Obligations at such date over (ii) the Credit Facility as so reduced.

5.4 Interest and Costs with Prepayments. Any prepayment of the Advances made hereunder shall be subject to the condition that on the date of prepayment all accrued interest to the date of such prepayment shall be paid in full with respect to the Advances or portions thereof being prepaid, together with any and all actual costs or expenses incurred by any Lender in connection with any breaking of funding (as certified by such Lender, which certification shall, absent any manifest error, be conclusive and binding on the Borrower).

Section 6  INTEREST AND RATE

6.1 Applicable Rate; Default Rate. Each Advance shall bear interest at the Applicable Rate which shall be the rate per annum which is equal to the aggregate of (a) LIBOR for the relevant Interest Period plus (b) the Margin. The Applicable Rate with respect to each Advance shall be determined by the Facility Agent two (2) Banking Days prior to the first day of the relevant Interest Period and the Borrower shall be promptly notified in writing thereof, such determination of each such Applicable Rate, absent manifest error, to be conclusive and binding upon the Borrower. Any amounts due under this Agreement not paid when due, whether by acceleration or otherwise, shall bear interest thereafter until paid at a rate per annum of two percent (2%) over the Applicable Rate in effect with respect to such payment at the time of such default (the "Default Rate").

6.2 Interest Periods. With respect to each Advance, the Borrower may select Interest Periods of one, three or six months or such longer period as may be agreed to by the Lenders and the Facility Agent. The Borrower shall give the Facility Agent an Interest Notice specifying the Interest Period selected at least four (4) Banking Days prior to the end of any then existing Interest Period. If at the end of any then existing Interest Period the Borrower fails to give an Interest Notice the relevant Interest Period shall be three (3) months. The Borrower's right to select an Interest Period shall be subject to the restriction that no selection of an Interest Period shall be effective unless the Facility Agent is satisfied that the necessary funds will be available to the Lenders for such period and that no Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default shall have occurred and be continuing.

6.3 Interest Payments. Accrued interest on each Advance shall be payable in arrears on the last day of each Interest Period, except that if the Borrower shall select an Interest Period in excess of three (3) months, accrued interest shall be payable during such Interest Period on each three (3) month anniversary of the commencement of such Interest Period and upon the end of such Interest Period.

6.4 Payment on Banking Day. If interest would, under Section 6.3, be payable on a day which is not Banking Day, it shall then be payable on the next following Banking Day unless such next following Banking Day falls in the following calendar month, in which case interest shall be payable on the immediately preceding Banking Day.

6.5 Calculation of Interest. All interest shall accrue and be calculated on the actual number of days lapsed and on the basis of a three hundred sixty (360) day year.

Section 7  PAYMENTS

7.1 Place of Payments, No Set Off. All payments to be made hereunder by the Borrower shall be made to the Facility Agent, not later than 11 a.m. New York time (any payment received after 11 a.m. New York time shall be deemed to have been paid on the next Banking Day) on the due date of such payment, at its office located at 3 Stamford Plaza, 301 Tresser Boulevard, Stamford, Connecticut 706901, or to such other office of the Facility Agent as the Facility Agent may direct, without set-off or counterclaim and free from, clear of, and without deduction for, any Taxes; provided, however, that if the Borrower shall at any time be compelled by law to withhold or deduct any Taxes from any amounts payable to the Lenders hereunder, then the Borrower shall, except as provided in
Section 7.2, pay such additional amounts in Dollars as may be necessary in order that the net amounts received after withholding or deduction shall equal the amounts which would have been received if such withholding or deduction were not required and, in the event any withholding or deduction is made, whether for Taxes or otherwise, the Borrower shall promptly send to the Facility Agent such documentary evidence with respect to such withholding or deduction as may be required from time to time by the Lenders.

7.2 Proof of Withholding. Each Lender and any transferee, assignee or participation holder (a "Transferee") that is not incorporated under the laws of the United States of America or a State thereof agrees that, on the initial Drawdown Date and prior to the first date on which any payment is due to such Lender or Transferee hereunder, the Lender or Transferee shall deliver to the Borrower a duly completed United States Internal Revenue Service Form W-8 BEN or Form W-8 ECI (or applicable successor form) indicating that such Lender is exempt from United States withholding tax. Each Lender or Transferee that is incorporated under the laws of the United States or a State thereof shall, on the initial Drawdown Date and prior to the first date on which any payment is due to such Lender or Transferee hereunder, deliver to the Borrower a United States Internal Revenue Service Form W-9 (or applicable successor form). A Lender or Transferee subject to the provisions of this Section 7.2 further undertakes to deliver to the Borrower another copy of any of the foregoing forms on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered thereby to the Borrower, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender or Transferee from duly completing and delivering any such form with respect to it, and such Lender or Transferee has advised the Borrower that it is no longer exempt from United States withholding tax or exempt from United States backup withholding tax, as the case may be. The Borrower shall not be required to pay any additional amounts described in Section 7.1 hereof to the extent that the underlying Taxes arise as a result of (i) a Lender's or a Transferee's failure to provide any applicable IRS form referred to in this Section 7.2 within sixty (60) days after the Borrower has made a written request for such form, or (ii) the IRS determining upon audit of the Borrower that such IRS form submitted by the Lender or a Transferee is incorrect or invalid.

7.3 Tax Credits. If any Lender obtains the benefit of a credit against the liability thereof for federal income taxes imposed by any taxing authority for all or part of the Taxes as to which the Borrower has paid additional amounts as aforesaid, then such Lender shall reimburse the Borrower for the amount of the credit so obtained.

Section 8  EVENTS OF DEFAULT

8.1 Events of Default. In the event that any of the following events shall occur and be continuing

                     (a) Non-Payment of Principal. Any payment of principal due on the Maturity Date or any Reimbursement Obligation is not paid on the Maturity Date or is not prepaid in connection with any reduction of the Credit Facility pursuant to Sections 5.2, 5.3, 9.3 or 9.4 when required thereby; or

                     (b) Non-Payment of Interest or Other Amounts. Any interest on any Advance, any Reimbursement Obligation or any other amount becoming payable to any Creditor under the Loan Documents is not paid within three (3) Banking Days of the due date or date of demand (as the case may be); or

                     (c) Representations. Any representation, warranty or other statement made by the Borrower in this Agreement or by any Security Party in the Guaranty or in any of the Security Documents or in any other Loan Document proves to have been untrue or misleading in any material respect as at the date as of which made or confirmed; or

                     (d) Mortgage. There is an event of default under any Mortgage; or

                     (e) Covenants. Any Security Party defaults in the due and punctual observance or performance of any other term, covenant or agreement contained in any of the Loan Documents or in any other instrument, document or other agreement delivered in connection herewith or therewith, or it becomes impossible or unlawful for any Security Party to fulfill any such term, covenant or agreement or there occurs any other event which constitutes a default under any of the Loan Documents, in each case other than an Event of Default referred to elsewhere in this Section 8.1, and such default, impossibility and/or unlawfulness, in the reasonable opinion of the Majority Lenders, could have a material adverse effect on the Lenders' rights hereunder, under the Loan Documents or on the Lenders' right to enforce the Loan Documents and such default is not cured by the Borrower within thirty (30) days of the occurrence of such default; or

                     (f) Indebtedness. Any Security Party or any Subsidiary shall default in the payment when due (subject to any applicable grace period) of any Indebtedness in the outstanding principal amount equal to or exceeding One Million Dollars ($1,000,000) or such Indebtedness is, or by reason of such default is subject to being, accelerated or any party becomes entitled to enforce the security for any such Indebtedness and such party shall take steps to enforce the same, unless such default or enforcement is being contested in good faith and by appropriate proceedings or other acts and the Security Party or Subsidiary, as the case may be, shall set aside on its books adequate reserves with respect thereto; provided, however, that the provisions of this paragraph (f) shall not apply to any indebtedness of the Borrower which is non-recourse to the Borrower, any Security Party or any Unit pledged to the Security Agent; or

                     (g) Equity Ownership. The Borrower shall cease to own (except as otherwise expressly permitted by this Agreement), directly or indirectly, one hundred percent (100%) of any of the other Security Parties, and in any such case the Majority Lenders have not prior thereto consented in writing to such change; or

                     (h) Bankruptcy. The Borrower or any Security Party commences any proceeding under any reorganization, arrangement or readjustment of debt, dissolution, winding up, adjustment, composition, bankruptcy or liquidation law or statute of any jurisdiction, whether now or hereafter in effect ("Proceeding"), or there is commenced against any thereof any Proceeding and such Proceeding remains undismissed or unstayed for a period of sixty (60) days or any receiver, trustee, liquidator or sequestrator of, or for, any thereof or any substantial portion of the property of any thereof is appointed and is not discharged within a period of sixty (60) days or any thereof by any act indicates consent to or approval of or acquiescence in any Proceeding or the appointment of any receiver, trustee, liquidator or sequestrator of, or for, itself or of, or for, any substantial portion of its property; or

                     (i) Termination of Operations; Sale of Assets. Except as expressly permitted under this Agreement, any Security Party ceases its operations or sells or otherwise disposes of all or substantially all of its assets or all or substantially all of the assets of any Security Party are seized or otherwise appropriated (subject to the provisions hereof and of the Security Documents respecting in rem proceedings); or

                     (j) Judgments. Any judgment or order is made the effect whereof would be to render ineffective or invalid any of the Loan Documents; or

                     (k) Inability to Pay Debts. Any Security Party is unable to pay or admits its inability to pay its debts as they fall due or a moratorium shall be declared in respect of any material indebtedness of any Security Party; or

                     (l) Change in Control. A Change of Control shall occur with respect to the Borrower;

then the Lenders' obligation to make any Advance available and the Issuing Lender's obligation to issue any Letter of Credit shall cease and the Facility Agent on the instructions of the Majority Lenders may, by notice to the Borrower, declare the entire unpaid balance of the then outstanding Advances, all L/C Obligations, accrued interest and any other sums payable by the Borrower hereunder or under the Note due and payable, whereupon the same shall forthwith be due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; provided, that upon the happening of an event specified in subsections (h) or (k) of this Section 8.1 with respect to the Borrower, the Note, all L/C Obligations and all other amounts owed by the Borrower hereunder shall be immediately due and payable without declaration or other notice to the Borrower. In such event, the Lenders (or the Security Agent acting at the direction of the Lenders) may proceed to protect and enforce their rights by action at law, suit in equity or in admiralty or other appropriate proceeding, whether for specific performance of any covenant contained in any

Loan Document, or in aid of the exercise of any power granted herein or therein, or the Lenders may proceed to enforce the payment of the Note or to enforce any other legal or equitable right of the Lenders, or proceed to take any action authorized or permitted under the terms of the Guaranty, any Security Document or any Loan Document or by applicable law for the collection of all sums due, or so declared due, hereunder or on the Note, including, without limitation, the right to appropriate and hold or apply (directly, by way of set-off or otherwise) to the payment of the obligations of the Borrower to the Lenders hereunder and/or under the Note (whether or not then due) all moneys and other amounts of the Borrower then or thereafter in possession of any Lender, the balance of any deposit account (demand or time, mature or unmatured) of the Borrower then or thereafter with any Lender and every other claim of the Borrower then or thereafter against any of the Lenders. Notwithstanding anything herein to the contrary, upon the occurrence of an event which with the giving of notice or the passage of time or both would constitute an Event of Default, the Lenders will grant the Borrower a one time only opportunity to cure such default expiring on the date which is sixty (60) days from and after the date on which the Facility Agent shall give the Borrower written notice of such default; provided, however, that such cure period shall not be applicable if (i) the Borrower defaults under any other Indebtedness and the holder thereof takes steps to enforce same, (ii) any party seeks to enforce any in rem claim against any Unit which is not released within five (5) days by posting of appropriate security or otherwise, or (iii) the Borrower or either Guarantor becomes the subject of a bankruptcy proceeding.

8.2 Indemnification. The Borrower agrees to, and shall, indemnify and hold the Creditors harmless against any loss, as well as against any costs or expenses (including legal fees and expenses), which any of the Creditors sustains or incurs as a consequence of any default in payment of the principal amount of the Advances, Reimbursement Obligations, interest accrued thereon or any other amount payable hereunder, under the Note, each Letter of Credit, under the Guaranty or under any Security Documents or other Loan Documents, including, but not limited to, all actual losses incurred in liquidating or re-employing fixed deposits made by third parties or funds acquired to effect or maintain the Advances or any portion thereof. Any Lenders' certification of such costs and expenses shall, absent any manifest error, be conclusive and binding on the Borrower.

8.3 Application of Moneys. Except as otherwise provided in any Security Document, all moneys received by the Creditors under or pursuant to any of the Loan Documents after the happening of any Event of Default (unless cured to the satisfaction of the Majority Lenders) shall be applied by the Facility Agent in the following manner:

                     (a) first, in or towards the payment or reimbursement of any expenses or liabilities incurred by the Creditors in connection with the ascertainment, protection or enforcement of its rights and remedies hereunder, under the Note, under the Guaranty and under any of the Security Documents,

                     (b) secondly, in or towards payment of any interest owing in respect of the Advances and Reimbursement Obligations,

                     (c) thirdly, in or towards repayment of principal owing in respect of the Advances and Reimbursement Obligations,

                     (d) fourthly, in or towards payment of all other sums which may be owing to the Creditors under this Agreement, under the Note, under the Fee Letter, under the Guaranty, under any of the Security Documents or under any other Loan Documents, and

                     (e) fifthly, the surplus (if any) shall be paid to the Borrower or to whosoever else may be entitled thereto.

Section 9  COVENANTS

9.1 Covenants. The Borrower hereby covenants and undertakes with the Creditors that, from the date hereof and so long as any principal, interest or other moneys are owing in respect of any of the Loan Documents:

                     A. Affirmative Covenants. The Borrower will, and will procure that each other Security Party will:

                     (i) Performance of Agreements. Duly perform and observe, and procure the observance and performance by all other parties thereto (other than the Creditors) of, the terms of the Loan Documents;

                     (ii) Notice of Default, Etc. Promptly upon obtaining knowledge thereof, inform the Facility Agent of the occurrence of (a) any Event of Default or of any event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, (b) any litigation or governmental proceeding pending or threatened against it or against any of the Subsidiaries which could reasonably be expected to have a Material Adverse Effect, (c) the withdrawal of any Unit's rating by its Classification Society or the issuance by the Classification Society of any material recommendation or notation affecting class and (d) any other event or condition which is reasonably likely to have a Material Adverse Effect on its ability, or the ability of any of the Security Parties, to perform its obligations under any of the Loan Documents;

                     (iii) Obtain Consents. Without prejudice to Section 2.1 and this Section 9.1, obtain every consent and do all other acts and things which may from time to time be required for the continued due performance of all its and the other Security Parties' respective obligations under the Loan Documents;

                     (iv) Financial Information. At the expense of the Borrower, deliver to the Facility Agent in a sufficient number of copies for distribution by the Facility Agent to the Lenders:

                  (a) as soon as available but not later than ninety (90) days after the end of each fiscal year of the Borrower, complete copies of the consolidated financial reports of the Borrower and its Subsidiaries (together with a Compliance Certificate), all in reasonable detail, which shall include at least the consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such year and the related consolidated statements of income and sources and uses of funds for such year, which shall be audited reports prepared by an Acceptable Accounting Firm;

                  (b)      as soon as available but not less than forty-five
                           (45) days after the end of each of the first three quarters of each fiscal year of the Borrower, a quarterly interim consolidated balance sheet of the Borrower and its Subsidiaries and the related consolidated profit and loss statements and sources and uses of funds (together with a Compliance Certificate), all in reasonable detail, unaudited, but certified to be true and complete by the chief financial officer of the Borrower;

                  (c) within ten (10) days of the filing thereof, copies of all registration statements and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and other material filings which the Borrower shall have filed with the Securities and Exchange Commission or any similar governmental authority; and

                  (d) promptly upon the mailing thereof to the shareholders of the Borrower, copies of all financial statements, reports, proxy statements, notices and other communications provided to the Borrower's shareholders;

                     (v) Existence. Do or cause to be done, and procure that each other Security Party shall do or cause to be done, all things necessary to preserve and keep in full force and effect its corporate or limited liability company existence, as the case may be, and all licenses, franchises, permits and assets necessary to the conduct of its business;

                     (vi) Books and Records. Keep, and cause each other Security Party to keep, proper books of record and account into which full and correct entries shall be made in accordance with GAAP throughout the Credit Facility Period;

                     (vii) Taxes and Assessments. Pay and discharge, and cause each other Security Party to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or property prior to the date upon which penalties attach thereto; provided, however, that it shall not be required to pay and discharge, or cause to be paid and discharged, any such tax, assessment, charge or levy so long as the legality thereof shall be contested in good faith and by appropriate proceedings or other acts and it shall set aside on its books adequate reserves with respect thereto;

                     (viii) Inspection. Allow, and cause each other Security Party to allow, any representative or representatives designated by any Lender, subject to applicable laws and regulations, to visit and inspect any of its properties, and, on request, to examine its books of account, records, reports and other papers and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often as the Lenders reasonably request;

                     (ix) Compliance with Statutes, etc. Do or cause to be done, and cause each other Security Party to do and cause to be done, all things necessary to comply with all material laws, and the rules and regulations thereunder, applicable to the Borrower or such other Security Party, including, without limitation, those laws, rules and regulations relating to employee benefit plans and environmental matters;

                     (x) Environmental Matters. Promptly upon the occurrence of any of the following conditions, provide to the Facility Agent a certificate of a chief executive officer thereof, specifying in detail the nature of such condition and its proposed response or the response of its Environmental
Affiliates: (a) its receipt or the receipt by any other Security Party or any Environmental Affiliates of the Borrower or any other Security Party of any written communication whatsoever that alleges that such person is not in compliance with any applicable environmental law or environmental approval, if such noncompliance could reasonably be expected to have a Material Adverse Effect, (b) knowledge by it, or by any other Security Party or any Environmental Affiliates of the Borrower or any other Security Party that there exists any Environmental Claim pending or threatened against any such person, which could reasonably be expected to have a Material Adverse Effect, or (c) any release, emission, discharge or disposal of any material that could form the basis of any Environmental Claim against it, any other Security Party or against any Environmental Affiliates of the Borrower or any other Security Party, if such Environmental Claim could reasonably be expected to have a Material Adverse Effect. Upon the written request by the Facility Agent, it will submit to the Facility Agent at reasonable intervals, a report providing an update of the status of any issue or claim identified in any notice or certificate required pursuant to this subsection;

                     (xi) ERISA. Forthwith upon learning of the occurrence of any material liability of the any Security Party or any ERISA Affiliate pursuant to ERISA in connection with the termination of any Plan or withdrawal or partial withdrawal of any multi-employer plan (as defined in ERISA) or of a failure to satisfy the minimum funding standards of Section 412 of the Code or Part 3 of Title I of ERISA by any Plan for which any Security Party or any ERISA Affiliate is plan administrator (as defined in ERISA), furnish or cause to be furnished to the Facility Agent written notice thereof;

                     (xii) Delivery of Third Unit, Fourth Unit or any Other Units. In the event the Borrower desires to have the aggregate amount outstanding under the Credit Facility exceed $80 million, contemporaneous with the delivery of the Third Unit, the Fourth Unit or any Other Unit by the Builder, cause the owner thereof to register the same under Panamanian flag (or such other flag as may be approved by the Lenders) in its name and cause such owner, as a Guarantor, to execute and deliver:

                  (a)      its Guaranty;

                  (b)      the Mortgage over its Unit;

                  (c)      an Insurances Assignment with respect to its Unit;

                  (d)      an Earnings Assignment with respect to its Unit;

                  (e)      its Assignment Notices; and

                  (f) Uniform Commercial Code Financing Statements for filing with the State of Texas and Harris County, Texas and in such other jurisdictions as the Arrangers may reasonably require; and

                     (xiii) Permanent Registration. Within ninety (90) days of the date of delivery of each Unit to a Guarantor and its provisional registration under applicable flag, cause the same to be permanently registered under such flag and the Mortgage thereon to be permanently recorded and deliver to the Facility Agent a favorable opinion, in form and substance satisfactory to the Arrangers, of counsel satisfactory to the Arrangers with respect thereto;

                     (xiv) Brokerage Commissions, etc. Indemnify and hold the Creditors harmless from any claim for any brokerage commission, fee, or compensation from any broker or third party resulting from the transactions contemplated hereby unless such broker or third party has been retained by a Lender or any Agent;

                     (xv) Stock Listing. Cause the Borrower to remain listed on AMEX, NYSE, NASDAQ or another stock exchange satisfactory to the Agents;

                     (xvi) Board of Directors. Cause SEACOR to maintain the largest representation on the Board of Directors of the Borrower voting for the same shareholder interest;

                     (xvii) SEACOR Ownership. Cause SEACOR to retain control of a minimum of twenty percent (20%) of the common stock of the Borrower;;

                     (xviii) EBITDA to Interest Expense. Maintain, on a consolidated basis, a ratio of EBITDA to Interest Expense as follows:

                  (A) until the fiscal quarter ending December 31, 2002, not less than 2.25 to 1.0;

                  (B) thereafter, until the fiscal quarter ending December 31, 2004, not less than 2.50 to 1.0;

                  (C)      thereafter, not less than 3.0 to 1.0;

measured on a trailing four fiscal quarter basis, except for: the fiscal quarter ended June 30, 2000 when this covenant shall be measured on the last fiscal quarter; the fiscal quarter ended September 30, 2000 when this covenant shall be measured on the last two fiscal quarters; and the fiscal year ended December 31, 2000 when this covenant shall be measured on the last three fiscal quarters;

                     (xix) Liquid Assets. Maintain at all times a combination of cash and availability under the Credit Facility, equal to the greater of (A) $20,000,000 and (B) 10% of consolidated Indebtedness; provided, that at least fifty percent (50%) of the minimum liquid assets requirement shall be met by unrestricted cash balances;

                     (xx) Consolidated Net Worth. Maintain Consolidated Net Worth of not less than One Hundred Million Dollars ($100,000,000) plus fifty percent (50%) of the Borrower's cumulative positive annual net income (on a consolidated basis) for each fiscal quarter from June 30, 2000 onwards, plus seventy-five percent (75%) of the net proceeds received by the Borrower (or any of the Borrower's Subsidiaries) from the issuance of new equity securities issued after May 31, 2000; and

                     (xxi) Funded Debt to Total Capitalization Ratio. Maintain at all times on a consolidated basis a ratio of Funded Debt to Total Capitalization of not more than 0.50 to 1 until the fiscal quarter ending December 31, 2003; 0.45 to 1 thereafter until the fiscal quarter ending December 31, 2006; and 0.40 to 1 thereafter; provided, that for purposes of compliance with this covenant only, the construction contract price (budgeted delivered cost) of any rig for which the Borrower has exercised an option pursuant to the Master Option Agreement shall be included in both the Funded Debt and Total Capitalization figures. In the case of the amount to be included in the Funded Debt figure, the construction contract price (budgeted delivered cost) shall be reduced by the amount of equity contributed by the Borrower towards the cost of the relevant rig.

                     B. Negative Covenants. The Borrower will not, and will procure that each Security Party will not, without the prior written consent of the Arrangers (or the Majority Lenders or all of the Lenders if required by Section 15.7 hereof):

                     (i) Liens. Create, assume or permit to exist, any mortgage, pledge, lien, charge, encumbrance or any security interest whatsoever upon any Collateral except:

                  (a) liens for taxes not yet payable for which adequate reserves have been maintained;

                  (b) the Mortgages, the Assignments and other liens in favor of the Security Agent;

                  (c) liens, charges and encumbrances against their respective Units permitted to exist under the terms of the Mortgages;

                  (d) pledges of certificates of deposit or other cash collateral securing any Security Party's Reimbursement Obligations in connection with Letters of Credit now or hereafter issued for the account of such Security Party in connection with the establishment of the financial responsibility of the Security Parties under 33 C.F.R. Part 130 or 46 C.F.R. Part 540, as the case may be, as the same may be amended or replaced;

                  (e) pledges or deposits to secure obligations under workmen's compensation laws or similar legislation, deposits to secure public or statutory obligations, warehousemen's or other like liens, or deposits to obtain the release of such liens and deposits to secure surety, appeal or customs bonds on which the Borrower or any of the Guarantors is the principal, as to all of the foregoing, only to the extent arising and continuing in the ordinary course of business; and

                  (f) other liens, charges and encumbrances incidental to the conduct of the business of each such party, the ownership of any such party's property and assets and which do not in the aggregate materially detract from the value of each such party's property or assets or materially impair the use thereof in the operation of its business;

                     (ii) Change in Business. Materially change the nature of its business or commence any business materially different from its current business;

                     (iii) Sale or Pledge of Membership Interests. Sell, assign, transfer, pledge or otherwise convey or dispose of any of the direct or indirect membership interests (including by way of spin-off, installment sale or otherwise) of any Guarantor;

                     (iv) Sale of Assets. Sell, or otherwise dispose of, any pledged Unit or any other asset (including way of spin-off, installment sale or otherwise) which is substantial in relation to the assets of the Borrower and its consolidated Subsidiaries taken as a whole including without limitation, any material foreign Subsidiary or foreign assets or interest in an Affiliate;

                     (v) Changes in Offices or Names. Change the location of the chief executive office of any Security Party, the office of the chief place of business any such parties, the office of the Security Parties in which the records relating to the earnings or insurances of the Units are kept unless the Facility Agent shall have received sixty (60) days prior written notice of such change;

                     (vi) Consolidation and Merger. Consolidate with, or merge into, any corporation or other entity, or merge any corporation or other entity into it;

                     (vii) Limitation on Restricted Payments. In the case of the Borrower, directly or indirectly declare or pay any dividend or make any distribution on its capital stock or purchase, redeem, acquire or otherwise retire any capital stock for value (in each case, a "Restricted Payment"); provided, however, that the Borrower may make a Restricted Payment so long as, at the time of, and after giving effect to, the proposed Restricted Payment: (A) no Event of Default shall have occurred and be continuing and (B) the aggregate amount expended for all Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors) would not exceed fifty percent (50%) of the aggregate amount of the consolidated net income of the Borrower and its consolidated Subsidiaries for the fiscal year ended immediately prior to the fiscal year in which such proposed Restricted Payment is to be made determined in accordance with GAAP;

                     (viii) Charter-in Contracts. Enter into, or permit any of the Borrower's Subsidiaries to enter into, or otherwise be a party to, any charter-in contracts with a term longer than twelve (12) months, without the prior written consent of the Majority Lenders, other than the Tonala charter agreement with Perforadora Central, S.A. de C.V.;

                     (ix) SEACOR Shares. Permit or cause SEACOR to sell any of its shares in the Borrower after the Borrower's initial public offering;

                     (x) Investments. Make any Investment unless at the time of, and after giving effect to, the making of any proposed Investment, no Event of Default has occurred and is continuing or would occur as a consequence of the making of such Investment; and

                     (xi) Transactions with Affiliates. Enter into or be a party to any transaction with any Affiliate of the Borrower or its Subsidiaries, other than the Services Agreement and other brokerage commission agreements previously disclosed to the Lenders with respect to the Units.

                     C. Guarantor Covenants. The Borrower will procure that no Guarantor will:

                     (i) Loans and Advances. Make any loans or advances to, or any investments in, any person, firm, corporation, joint venture or other entity (including, without limitation, any loan or advance to any officer, director, member, stockholder, employee or customer of any company affiliated with any Security Party) except for advances and investments in the normal course of its business and loans or advances to any Security Party and any directly or indirectly wholly owned Subsidiary of the Borrower;

                     (ii) Guarantees, etc. Assume, guarantee or (other than in the ordinary course of its business) endorse or otherwise become liable, in connection with any obligation of any person, firm, company or other entity except for (A) guaranties in favor of the Lenders or the Security Agent on behalf of the Lenders, and (B) any guaranties existing on or before the date hereof and reflected in the financial reports of the Borrower and its Subsidiaries previously delivered to the Facility Agent, the Security Agent and the Lenders;

                     (iii) Use of Corporate Funds. Pay out any funds to any company or person except (a) in the ordinary course of business in connection with the management of the business of the Borrower and its Subsidiaries, including the operation and/or repair of the Units and other vessels owned or operated by such parties and (b) the servicing of the Indebtedness permitted hereunder (but excluding, any prepayments of any Indebtedness other than the Advances); and

                     (iv) Issuance of Membership Interests. Issue or dispose of any shares of its own membership interests to any person other than the Borrower.

9.2 Unit Valuation. In the event that the Arrangers shall have determined in their sole discretion that the value of the Units shall have materially decreased, the Borrower shall obtain, at the Borrower's cost, a valuation of the Units, charter-free, in Dollars from an independent appraiser selected by the Borrower and approved by the Arrangers. In the event the Borrower fails or refuses to obtain the valuation requested pursuant to this Section 9.2 within ten (10) days of the Arrangers' request therefor, the Arrangers shall be authorized to obtain such valuation, at the Borrower's cost, from an independent appraiser selected by the Arrangers, which valuation shall be deemed the equivalent of valuation duly obtained by the Borrower pursuant to this Section 9.2, but the Arrangers' actions in doing so shall not excuse any default of the Borrower under this Section 9.2.

9.3 Asset Maintenance. If at any time following the Drawdown Date of the Initial Advance, the aggregate FMV of the Units then mortgaged to the Security Agent (based upon the valuations obtained pursuant to Section 9.2) (together with the value of any additional non-cash Collateral theretofore provided under this

Section) is less than two hundred percent (200%) of the Credit Facility Balance less any cash collateral (such percentage herein called the "Required Percentage"), the Borrower shall, within a period of thirty (30) days following receipt by the Borrower of written notice from the Facility Agent notifying the Borrower of such shortfall and specifying the amount thereof (which amount shall, in the absence of manifest error, be deemed to be conclusive and binding on the Borrower), either (a) deliver to the Security Agent, upon the Facility Agent's request, such additional collateral as may be satisfactory to the Lenders in their sole discretion of sufficient value to restore compliance with the Required Percentage or (b) the Lenders shall reduce their Commitments hereunder and the Borrower shall, if necessary, prepay such Advances or part thereof (together with interest thereon and any other monies payable in respect of such prepayment pursuant to Section 5.4) as shall result in the FMV of the Units then mortgaged to the Security Agent being not less than the Required Percentage.

9.4 Reduction of Collateral. (a) In the event of the Total Loss of a Unit or the sale by a Guarantor of its Unit, upon such Total Loss or prior to or simultaneously with such sale the Credit Facility shall, on the date of the Total Loss or sale, be reduced by (i) fifty percent (50%) in the event two Units are still pledged to the Security Agent pursuant to the terms hereunder, and
(ii) thirty-three percent (33%) in the event three Units are still pledged to the Security Agent pursuant to the terms hereunder; provided, however, that, if the FMV of the remaining Units then mortgaged to the Security Agent is less than 200% of the maximum amount then available under the Credit Facility, after giving effect to the reduction as aforesaid, the Credit Facility shall be reduced by the amount of such shortfall divided by two (2), and, the Borrower shall, if necessary, prepay such Advances or part thereof (together with interest thereon and any other monies payable in respect of such prepayment pursuant to Section 5.4) as required so that the principal amount thereof does not exceed the reduced available Commitments.

                     (b) Unless otherwise agreed by the Lenders, any sale of a pledged Unit shall be for cash and shall not be subject to any contingencies.

                     (c) In the event of a sale or Total Loss of Unit as contemplated by this Section 9.4, the Creditors agree to release the relevant Guarantor from its obligations under the Guaranty and the Security Documents in respect of its Unit upon the reduction of Commitment provided for in Section 9.4(a).

9.5 Inspection and Survey Reports. If the Lenders shall so request, the Borrower shall provide the Lenders with copies of all internally generated inspection or survey reports on the Units.

Section 10 ASSIGNMENT.

                     This Agreement shall be binding upon, and inure to the benefit of, the Borrower and the Creditors and their respective successors and assigns, except that the Borrower may not assign any of its rights or obligations hereunder. Each Lender shall be entitled to assign its rights and obligations under this Agreement or grant participation(s) in the Credit Facility to any subsidiary, holding company or other affiliate of such Lender, to any subsidiary or other affiliate company of any thereof or, with the consent of the Borrower and the Arrangers, not to be unreasonably withheld, to any other bank or financial institution, and such Lender shall forthwith give notice of any such assignment or participation to the Borrower; provided, however, that


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
any such assignment must be made pursuant to an Assignment and Assumption Agreement. The Borrower will take all reasonable actions requested by the Facility Agent or any Lender to effect such assignment, including, without limitation, the execution of a written consent to such Assignment and Assumption Agreement. Any such assignment pursuant to this Section 10 shall be at no additional cost to the Borrower.

Section 11 ILLEGALITY, INCREASED COST, NON-AVAILABILITY, ETC.

11.1 Illegality. In the event that by reason of any change in any applicable law, regulation or regulatory requirement or in the interpretation thereof, a Lender has a reasonable basis to conclude that it has become unlawful for any Lender to maintain or give effect to its obligations as contemplated by this Agreement, such Lender shall inform the Facility Agent and the Borrower to that effect, whereafter the liability of such Lender to make its Commitment available shall forthwith cease and the Borrower shall be required either to repay to such Lender that portion of the Advances advanced by such Lender and/or the Reimbursement Obligations immediately or, if such Lender so agrees, to repay such portion of the Advances to the Lender and/or the Reimbursement Obligations on the last day of any then current Interest Period in accordance with and subject to the provisions of Section 11.5. In any such event, but without prejudice to the aforesaid obligations of the Borrower to repay such portion of the Advances and/or Reimbursement Obligations, the Borrower and the relevant Lender shall negotiate in good faith with a view to agreeing on terms for making such portion of the Advances and/or Reimbursement Obligations available from another jurisdiction or otherwise restructuring such portion of the Credit Facility on a basis which is not unlawful.

11.2 Increased Costs. If any change in applicable law, regulation or regulatory requirement, or in the interpretation or application thereof by any governmental or other authority, shall:

                  (i) subject any Lender to any Taxes with respect to its income from the Credit Facility, or any part thereof, or

                  (ii) change the basis of taxation to any Lender of payments of principal or interest or any other payment due or to become due pursuant to this Agreement (other than a change in the basis effected by the jurisdiction of organization of such Lender, the jurisdiction of the principal place of business of such Lender, the United States of America, the State or City of New York or any governmental subdivision or other taxing authority having jurisdiction over such Lender (unless such jurisdiction is asserted by reason of the activities of the Borrower or any of the other Security Parties) or such other jurisdiction where the Credit Facility may be payable), or

                  (iii) impose, modify or deem applicable any reserve requirements or require the making of any special deposits against or in respect of any assets or liabilities of, deposits with or for the account of, or loans by, a Lender, or

                  (iv) impose on any Lender any other condition affecting the Credit Facility or any part thereof,


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
and the result of the foregoing is either to increase the cost to such Lender of making available or maintaining its Commitment or any part thereof or to reduce the amount of any payment received by such Lender, then and in any such case if such increase or reduction in the opinion of such Lender materially affects the interests of such Lender under or in connection with this Agreement:

                  (a) the Lender shall notify the Facility Agent and the Borrower of the happening of such event, and

                  (b) the Borrower agrees forthwith upon demand to pay to such Lender such amount as such Lender certifies to be necessary to compensate such Lender for such additional cost or such reduction; provided, however, that the foregoing provisions shall not be applicable in the event that increased costs to the Lender result from the exercise by the Lender of its right to assign its rights or obligations under Section 10.

11.3 Nonavailability of Funds. If the Facility Agent shall determine that, by reason of circumstances affecting the London Interbank Market generally, adequate and reasonable means do not or will not exist for ascertaining the Applicable Rate for any Advance for any Interest Period, the Facility Agent shall give notice of such determination to the Borrower. The Borrower and the Agents shall then negotiate in good faith in order to agree upon a mutually satisfactory interest rate and/or Interest Period to be substituted for those which would otherwise have applied under this Agreement. If the Borrower and the Agents are unable to agree upon such a substituted interest rate and/or Interest Period within thirty (30) days of the giving of such determination notice, the Agents shall set an interest rate and Interest Period to take effect from the expiration of the Interest Period in effect at the date of determination, which rate shall be equal to the Margin plus the cost to the Lenders (as certified by each Lender) of funding such Advance. In the event the state of affairs referred to in this Section 11.3 shall extend beyond the end of the Interest Period, the foregoing procedure shall continue to apply until circumstances are such that the Applicable Rate may be determined pursuant to Section 6.

11.4 Lender's Certificate Conclusive. A certificate or determination notice of any Lender as to any of the matters referred to in this Section 11 shall, absent manifest error, be conclusive and binding on the Borrower.

11.5 Compensation for Losses. Where any Advance, Reimbursement Obligation or a portion thereof is to be repaid by the Borrower pursuant to this Section 11, the Borrower agrees simultaneously with such repayment to pay to the relevant Lender all accrued interest to the date of actual payment on the amount repaid and all other sums then payable by the Borrower to the relevant Lender pursuant to this Agreement, together with such amounts as may be certified by the relevant Lender to be necessary to compensate such Lender for any actual loss, premium or penalties incurred or to be incurred thereby on account of funds borrowed to make, fund or maintain its Commitment or such portion thereof for the remainder (if any) of the then current Interest Period or Periods, if any, but otherwise without penalty or premium.


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
Section 12 CURRENCY INDEMNITY

12.1 Currency Conversion. If for the purpose of obtaining or enforcing a judgment in any court in any country it becomes necessary to convert into any other currency (the "judgment currency") an amount due in Dollars under any of the Loan Documents then the conversion shall be made, in the discretion of the Facility Agent, at the rate of exchange prevailing either on the date of default or on the day before the day on which the judgment is given or the order for enforcement is made, as the case may be (the "conversion date"), provided that the Facility Agent shall not be entitled to recover under this section any amount in the judgment currency which exceeds at the conversion date the amount in Dollars due under any of the Loan Documents.

12.2 Change in Exchange Rate. If there is a change in the rate of exchange prevailing between the conversion date and the date of actual payment of the amount due, the Borrower shall pay such additional amounts (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of payment will produce the amount then due under any of the Loan Documents in Dollars; any excess over the amount due received or collected by the Lenders shall be remitted to the Borrower.

12.3 Additional Debt Due. Any amount due from the Borrower under Section 12 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of any of the Loan Documents.

12.4 Rate of Exchange. The term "rate of exchange" in this Section 12 means the rate at which the Facility Agent in accordance with its normal practices is able on the relevant date to purchase Dollars with the judgment currency and includes any premium and costs of exchange payable in connection with such purchase.

Section 13 FEES AND EXPENSES

13.1 Commitment Fee. The Borrower shall pay to the Facility Agent on behalf of the Lenders a fee in the amount of .70% per annum on the undrawn amount of the Credit Facility (without giving effect to the proviso in the definition of "Credit Facility" in Section 1.1 hereof) from the date hereof through the Credit Facility Period. Such fee shall be payable quarterly in arrears on three-month interval anniversaries of the execution of this Agreement (i.e., March 4, June 4, September 4 and December 4), and shall accrue from day-to-day and be calculated on the actual number of days elapsed and a three hundred sixty (360) day year.

13.2 Letter of Credit and Facing Fees and Related Charges. In addition, the Borrower shall pay to the Facility Agent, for distribution to the Lenders, a fee in Dollars in respect of each Letter of Credit (the "Letter of Credit Fee") computed at a rate per annum equal to the Margin in effect from time to time on the daily Stated Amount of such Letter of Credit as reduced by any drawings thereunder. The Borrower further agrees to pay to the Issuing Lender, a fee in Dollars in respect of each Letter of Credit (the "Facing Fee") computed at a rate per annum equal to one-eighth of one percent (1/8%) on the daily Stated Amount of such Letter of Credit as reduced by any drawings thereunder. Accrued Letter of Credit and Facing Fees shall be due and payable quarterly in arrears on the first day of March, June, September and December of each year the Credit

Facility remains outstanding and on the Maturity Date. The Borrower also agrees to pay to the Issuing Lender all customary issuing and handling fees of the Issuing Lender in connection with its issuance of Letters of Credit.

13.3 Other Fees. The Borrower shall pay such other fees to the Agents as the parties have agreed pursuant to the Fee Letter.

13.4 Expenses. The Borrower agrees, whether or not the transactions hereby contemplated are consummated, on demand to pay, or reimburse the Creditors for their payment of, the reasonable expenses of the Agents, the Arrangers and (after the occurrence and during the continuance of an Event of Default) the Lenders incident to said transactions (and in connection with any supplements, amendments, waivers or consents relating thereto or incurred in connection with the enforcement or defense of any of the Agents' (the Arrangers' and the Lenders' rights or remedies with respect thereto or in the preservation of the Agents', the Arrangers' and the Lenders' priorities under the documentation executed and delivered in connection therewith), including, without limitation, all reasonable costs and expenses of preparation, negotiation, execution and administration of this Agreement and the documents referred to herein, the reasonable fees and disbursements of the Agents' counsel in connection therewith, as well as the reasonable fees and expenses of any independent appraisers, surveyors, engineers and other consultants retained by the Agents or the Arrangers in connection with this transaction, all reasonable costs and expenses, if any, in connection with the enforcement of the Loan Documents and stamp and other similar taxes, if any, incident to the execution and delivery of the documents (including, without limitation, the Note) herein contemplated and to hold the Agents, the Arrangers and the Lenders free and harmless in connection with any liability arising from the nonpayment of any such stamp or other similar taxes. Such taxes and, if any, interest and penalties related thereto as may become payable after the date hereof shall be paid immediately by the Borrower to the Agents, the Arrangers or the Lenders, as the case may be, when liability therefor is no longer contested by such party or parties or reimbursed immediately by the Borrower to such party or parties after payment thereof (if the Agents, the Arrangers or the Lenders, at their sole discretion, chooses to make such payment).

Section 14 APPLICABLE LAW, JURISDICTION AND WAIVER

14.1 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

14.2 JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY ANY OF THE LENDERS, THE AGENTS OR THE ARRANGERS UNDER THIS AGREEMENT OR UNDER ANY DOCUMENT DELIVERED HEREUNDER AND HEREBY IRREVOCABLY AGREES THAT VALID SERVICE OF SUMMONS OR OTHER LEGAL PROCESS ON IT MAY BE EFFECTED BY SERVING A COPY OF THE SUMMONS AND OTHER LEGAL PROCESS IN ANY SUCH ACTION OR PROCEEDING ON THE BORROWER BY MAILING OR DELIVERING THE SAME BY HAND TO THE BORROWER AT THE ADDRESS INDICATED FOR NOTICES IN SECTION 16.1. THE SERVICE, AS HEREIN PROVIDED, OF SUCH SUMMONS OR OTHER LEGAL PROCESS IN ANY SUCH

ACTION OR PROCEEDING SHALL BE DEEMED PERSONAL SERVICE AND ACCEPTED BY THE BORROWER AS SUCH, AND SHALL BE LEGAL AND BINDING UPON THE BORROWER FOR ALL THE PURPOSES OF ANY SUCH ACTION OR PROCEEDING. FINAL JUDGMENT (A CERTIFIED OR EXEMPLIFIED COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF ANY INDEBTEDNESS OF THE BORROWER TO THE CREDITORS) AGAINST THE BORROWER IN ANY SUCH LEGAL ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT. THE BORROWER WILL ADVISE THE FACILITY AGENT PROMPTLY OF ANY CHANGE OF ADDRESS FOR THE PURPOSE OF SERVICE OF PROCESS. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE CREDITORS MAY BRING ANY LEGAL ACTION OR PROCEEDING IN ANY OTHER APPROPRIATE JURISDICTION.

14.3 WAIVER OF JURY TRIAL. IT IS MUTUALLY AGREED BY AND AMONG THE BORROWER, THE OTHER SECURITY PARTIES AND THE CREDITORS THAT EACH OF THEM HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE LOAN DOCUMENTS.

Section 15 THE AGENTS

15.1 Agents.

                     (a) Appointment of Agents. Each of the Lenders hereby irrevocably appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to such Agent by the terms hereof and thereof. No Agent nor any of its directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them under the Loan Documents or in connection therewith, except for its or their own gross negligence or willful misconduct.

                     (b) Appointment of Security Agent. Each of the Creditors irrevocably appoints the Security Agent as security agent and trustee on its behalf with regard to (i) the security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Creditors or any of them or for the benefit thereof under or pursuant to any of the Loan Documents (including, without limitation, the benefit of all covenants, undertakings, representations, warranties and obligations given, made or undertaken to any Creditor in any Loan Document), (ii) all moneys, property and other assets paid or transferred to or vested in any Creditor or any agent of any Creditor or received or recovered by any Creditor or any agent of any Creditor pursuant to, or in connection with, the Loan Documents whether from any Security Party or any other person and (iii) all money, investments, property and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by any Creditor or any agent of any Creditor in respect of the same (or any part thereof). The Security Agent hereby accepts such appointment.

15.2 Distribution of Payments. Whenever any payment is received by the Facility Agent from the Borrower or any other Security Party for the account of the Creditors, or any of them, whether of principal or interest on the Note, commissions, fee under Section 13.1 or otherwise, it will thereafter cause to be distributed on the same day if received before 11 a.m. New York time, or on the next day if received thereafter, like funds relating to such payment to the Creditors according to their respective interest therein, in each case to be applied according to the terms of this Agreement.

15.3 Holder of Interest in Note. The Facility Agent may treat each Lender as the holder of all of the interest of such Lender in the Note.

15.4 No Duty to Examine, Etc. The Agents shall not be under a duty to examine or pass upon the validity, effectiveness or genuineness of any of the Loan Documents or any instrument, document or communication furnished pursuant to this Agreement or in connection therewith or in connection with any Loan Document, and the Agents shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

15.5 Agents as Lenders. With respect to that portion of the Advances made available by it, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not an Agent, and the term "Lender" or "Lenders" shall include such Agent in its capacity as a Lender. Each Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with, the Borrower and the other Security Parties as if it were not an Agent.

15.6 Obligations of Agents.

                     (a) Obligations of Agents. The obligations of each Agent under the Loan Documents are only those expressly set forth herein and therein.

                     (b) No Duty to Investigate. No Agent shall at any time be under any duty to investigate whether an Event of Default, or an event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred or to investigate the performance of any Loan Document by any Security Party.

15.7 Discretion of Agents.

                     (a) Discretion of Agents. Each Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, the Loan Documents, unless such Agent shall have been instructed by the Majority Lenders to exercise such rights or to take or refrain from taking such action; provided, however, that such Agent shall not be required to take any action which exposes such Agent to personal liability or which is contrary to this Agreement or applicable law.

                     (b) Instructions of Majority Lenders. Each Agent shall in all cases be fully protected in acting or refraining from acting under any Loan Document in accordance with the instructions of the Majority Lenders, and any action taken or failure to act pursuant to such instructions shall be binding on all of the Lenders. Neither this Agreement nor any of the Security Documents nor any terms hereof or thereof may be amended unless such amendment is approved by the Borrower and the Majority Lenders, provided, that no such amendment shall, without the consent of each Lender affected hereby, (i) extend the Credit Facility Period, or reduce the rate or extend the time of payment of principal or interest or fees thereon, or reduce the principal amount of the Advances or Reimbursement Obligations, (ii) increase the Commitment of any Lender over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or any mandatory repayment of Advances shall not constitute a change in the terms of any Commitment of any Lender), (iii) amend, modify or waive any provision of this Section 15.7, (iv) amend the definition of Majority Lenders, (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, (vi) release any Security Party from any of its obligations under any Security Document except as expressly provided herein or in such Security Document or (vii) amend any provision relating to the maintenance of collateral under Section 9.3. All amendments approved by the Majority Lenders under this Section 15.7 must be in writing and signed by the Borrower and each of the Lenders. In the event that any Lender is unable to or refuses to sign an amendment approved by the Majority Lenders hereunder, such Lender hereby appoints the Facility Agent as its Attorney-In-Fact for the purposes of signing such amendment. No provision of this Section 15 or any other provisions relating to the Agents may be modified without the consent of the Agents.

15.8 Assumption re Event of Default. Except as otherwise provided in Section 15.14, the Facility Agent shall be entitled to assume that no Event of Default, or event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred and is continuing, unless the Facility Agent has been notified by any Security Party of such fact, or has been notified by a Lender that such Lender considers that an Event of Default or such an event (specifying in detail the nature thereof) has occurred and is continuing. In the event that the Facility Agent shall have been notified by any Security Party or any Lender in the manner set forth in the preceding sentence of any Event of Default or of an event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, the Facility Agent shall notify the Lenders and shall take action and assert such rights under the Loan Documents as the Majority Lenders shall request in writing.

15.9 No Liability of Agents or Lenders. Neither the Agents nor any of the Lenders shall be under any liability or responsibility whatsoever:

                     1. to any Security Party or any other person or entity as a consequence of any failure or delay in performance by, or any breach by, any other Lenders or any other person of any of its or their obligations under any Loan Document;

                     2. to any Lender or Lenders as a consequence of any failure or delay in performance by, or any breach by, any Security Party of any of its respective obligations under the Loan Documents; or

                     3. to any Lender or Lenders for any statements, representations or warranties contained in any Loan Document or in any document or instrument delivered in connection with the transaction hereby contemplated; or for the validity, effectiveness, enforceability or sufficiency of any Loan

Document or any document or instrument delivered in connection with the transactions hereby contemplated.

15.10 Indemnification of Agents. The Lenders agree to indemnify each Agent (to the extent not reimbursed by the Security Parties or any thereof), pro rata according to the respective amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including legal fees and expenses incurred in investigating claims and defending itself against such liabilities) which may be imposed on, incurred by or asserted against, such Agent in any way relating to or arising out of any Loan Document, any action taken or omitted by such Agent thereunder or the preparation, administration, amendment or enforcement of, or waiver of any provision of, any Loan Document, except that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct.

15.11 Consultation with Counsel. Each Agent may consult with legal counsel selected by such Agent and shall not be liable for any action taken, permitted or omitted by it in good faith in accordance with the advice or opinion of such counsel.

15.12 Resignation of Administrative Agent. The Facility Agent may resign at any time by giving sixty (60) days' written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Lenders shall have the right to appoint a successor Facility Agent. If no successor Facility Agent shall have been so appointed by the Lenders and shall have accepted such appointment within sixty
(60) days after the retiring Facility Agent's giving notice of resignation, then the retiring Facility Agent may, on behalf of the Lenders, appoint a successor Facility Agent which shall be a bank or trust company of recognized standing. The appointment of any successor Facility Agent shall be subject to the prior written consent of the Borrower, such consent not to be unreasonably withheld. After any retiring Facility Agent's resignation as Facility Agent hereunder, the provisions of this Section 15 shall continue in effect for its benefit with respect to any actions taken or omitted by it while acting as Facility Agent.

15.13 Representations of Lenders. Each Lender represents and warrants to each other Lender and the Agents that:

                     (i) In making its decision to enter into this Agreement and to make its Commitment available hereunder, it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Security Parties, that it has made an independent credit judgment and that it has not relied upon any statement, representation or warranty by any other Lender or the Agents; and

                     (ii) So long as any portion of its Commitment remains outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of the Security Parties.

15.14 Notification of Event of Default. The Facility Agent hereby undertakes to promptly notify the Lenders, and each Lender hereby promptly undertakes to notify the Facility Agent and the other Lenders, of the existence of any Event of Default which shall have occurred and be continuing of which the Facility Agent or any Lender has actual knowledge.


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
Section 16 NOTICES AND DEMANDS

16.1 Notices. All notices, requests, demands and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission or similar writing) and shall be given to the Borrower at the address or telecopy number set forth below and to the Lenders and the Agents at their address and telecopy number set forth in Schedule 1 or at such other address or telecopy number as such party may hereafter specify for the purpose by notice to each other party hereto. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and telephonic confirmation of receipt thereof is obtained or (ii) if given by mail, prepaid overnight courier or any other means, when received at the address specified in this Section or when delivery at such address is refused.

                     If to the Borrower:

                               11200 Richmond Avenue, Suite 490
                               Houston, Texas 77082
                               Telecopy No.: (713) 339-3888
                               Telephone No.: (713) 339-3777
                               Attention: President

Section 17 MISCELLANEOUS

17.1 Time of Essence. Time is of the essence of this Agreement but no failure or delay on the part of any Creditor to exercise any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by any Creditor of any power or right hereunder preclude any other or further exercise thereof or the exercise of any other power or right. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

17.2 Unenforceable, etc., Provisions - Effect. If any one or more of the provisions contained in any Loan Document would, if given effect, be invalid, illegal or unenforceable in any respect under any law applicable in any relevant jurisdiction, said provision shall not be enforceable against the relevant Security Party, but the validity, legality and enforceability of the remaining provisions herein or therein contained shall not in any way be affected or impaired thereby.

17.3 References. References herein to Sections and Schedules are to be construed as references to sections of, and schedules to, this Agreement.

17.4 Further Assurances. The Borrower agrees that if any Loan Document shall, in the reasonable opinion of the Lenders, at any time be deemed by the Lenders for any reason insufficient in whole or in part to carry out the true intent and spirit hereof or thereof, it will execute or cause to be executed such other and further assurances and documents as in the opinion of the Lenders may be required in order more effectively to accomplish the purposes of the Loan Documents.

17.5 Prior Agreements, Merger. Any and all prior understandings and agreements heretofore entered into between the Security Parties on the one part, and the Creditors, on the other part, whether written or oral, are superseded by and


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
merged into this Agreement and the other agreements (the forms of which are exhibited hereto) to be executed and delivered in connection herewith to which the Security Parties and/or the Creditors are parties, which alone fully and completely express the agreements between the Security Parties and the Creditors.

17.6 Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties hereto including all parties added hereto pursuant to an Assignment and Assumption Agreement and cannot be amended other than by written agreement signed by all such parties.

17.7 Indemnification. The Borrower and, by its execution and delivery of the Consent and Agreement below, each of the other Security Parties jointly and severally agree to indemnify each Creditor, their respective successors and assigns, and their respective officers, directors, employees, representatives and agents (each an "Indemnitee") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitee in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may at any time (including, without limitation, at any time following the payment of the obligations of the Borrower hereunder) be imposed on, asserted against or incurred by, any Indemnitee as a result of, or arising out of or in any way related to or by reason of, (a) any violation by any Security Party (or any charterer or other operator of any Unit) of any applicable Environmental Law, (b) any Environmental Claim arising out of the management, use, control, ownership or operation of property or assets by any Security Party (or, after foreclosure, by any Creditor or any of their respective successors or assigns) and (3) the breach of any representation, warranty or covenant set forth in Sections 2.1 (o) or 9.1A.(x). The foregoing indemnity shall not apply to any claim, including, without limitation, Environmental Claims, arising out of the operation of the Unit by any Creditor or any agent or contractor thereof. If and to the extent that the obligations of the Security Parties under this Section are unenforceable for any reason, the Borrower and, by its execution and delivery of the Consent and Agreement set forth below, each of the other Security Parties jointly and severally agree to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The obligations of the Security Parties under this Section 17.7 shall survive the termination of this Agreement and the repayment to the Creditors of all amounts owing thereto under or in connection herewith.

17.8 Headings. In this Agreement, Section headings are inserted for convenience of reference only and shall not be taken into account in the interpretation of this Agreement.






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
                     IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives as of the day and year first above written.

                                          CHILES OFFSHORE INC.

                                          By: /s/ Dick Fagerstal
                                              ---------------------------------
                                              Name: Dick Fagerstal
                                              Title: Senior Vice President and
                                                     Chief Financial Officer


                                          FORTIS CAPITAL CORP.
                                            Arranger, Facility Agent and Lender

                                          By: /s/ Svein Engh
                                              ---------------------------------
                                              Name: Svein Engh
                                              Title: Managing Director


                                          By: /s/ Tobias Backer
                                              ---------------------------------
                                              Name: Tobias Backer
                                              Title: Assistant Vice President


                                          NEDSHIP BANK N.V.
                                            Arranger, Security Agent and Lender

                                          By: /s/ Lawrence Rautkowsky
                                              ---------------------------------
                                              Name: Lawrence Rautkowsky
                                              Title: Attorney-in-Fact


                                          By: /s/ Craig Sklar
                                              ---------------------------------
                                              Name: Craig Sklar
                                              Title: Attorney-in-Fact

                                          DEN NORSKE BANK ASA
                                            Arranger and Lender

                                          By: /s/ Nikulai Nuchamkin
                                              ---------------------------------
                                              Name: Nikulai Nuchamkin
                                              Title: First Vice President


                                          By: /s/ Ola Hertaker
                                              ---------------------------------
                                              Name: Ola Hertaker
                                              Title: First Vice President

                 Consent and Agreement pursuant to Section 17.7:

                                          CHILES COLUMBUS LLC

                                          By: /s/ Dick Fagerstal
                                              ---------------------------------
                                              Name: Dick Fagerstal
                                              Title: Senior Vice President and
                                                     Chief Financial Officer


                                          CHILES MAGELLAN LLC

                                          By: /s/ Dick Fagerstal
                                              ---------------------------------
                                              Name: Dick Fagerstal
                                              Title: Senior Vice President and
                                                     Chief Financial Officer




















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
                                   SCHEDULE 1
                                   THE LENDERS


Lender                                               Commitment
------                                               ----------

Fortis Capital Corp.                                 $40,000,000
3 Stamford Plaza
301 Tresser Boulevard
Stamford, Connecticut  06901
Telecopy: (203) 705-5890


Nedship Bank N.V.                                    $40,000,000
Parklaan 2
3016 BB Rotterdam
The Netherlands
Telecopy: 011 31 10 436 2957

Den norske Bank ASA
New York Branch                                      $40,000,000
200 Park Avenue
New York, New York  10166
Telecopy: (212) 681-3850

                                   SCHEDULE 2
                          THE GUARANTORS AND THE UNITS

1.         Chiles Columbus LLC, a Delaware limited liability company
           Unit:     First Unit - "Chiles Columbus"
           Classification Society: American Bureau of Shipping


2.         Chiles Magellan LLC, a Delaware limited liability company
           Unit:     Second Unit - "Chiles Magellan"
           Classification Society: American Bureau of Shipping





















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